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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHEMTURA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
* And the Subsidiary Guarantors listed below.

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-15339 (Commission File Number)	52-2183153 (I.R.S. Employer Identification No.)

199 Benson Road
Middlebury, CT 06749
(203) 573-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Lynn A. Schefsky
Senior Vice President and General Counsel
Chemtura Corporation
199 Benson Road
Middlebury, CT 06749
(203) 573-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Phyllis G. Korff
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrants

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Debt Securities, Guarantees of Debt Securities	$500,000,000	100%	$500,000,000	$53,500(1)(2)

(1)
In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
No additional consideration will be received for the subsidiary guarantees, if any, of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of the debt securities.

TABLE OF ADDITIONAL REGISTRANTS

Names of Additional Registrants*	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
A & M Cleaning Products, LLC	DE	2840	20-0994712
Aqua Clear Industries, LLC	NY	2840	14-1801394
ASCK, Inc.	DE	2890	35-2024489
ASEPSIS, Inc.	GA	2890	58-6016270
BioLab Textile Additives, LLC	DE	2890	36-4514348
Bio-Lab, Inc.	DE	2890	22-2268754
Chemtura USA Corporation	NJ	2820	06-1148490
CNK Chemical Realty Corporation	PA	2820	25-1885340
Crompton Colors Incorporated	DE	2820	06-1413341
Crompton Holding Corporation	DE	2820	06-1413342
Crompton Monochem, Inc.	LA	2820	62-1873574
Enenco, Incorporated	NY	2820	13-6118443
Great Lakes Chemical Corporation	DE	2890	95-1765035
Great Lakes Chemical Global, Inc.	DE	2890	35-2024486
GT Seed Treatment, Inc.	MN	2820	41-0795292
HomeCare Labs, Inc.	DE	2890	57-1095038
ISCI, Inc.	IN	2890	35-1427696
Kem Manufacturing Corporation	GA	2820	58-0620603
Monochem, Inc.	LA	2820	72-0545612
Naugatuck Treatment Company	CT	2820	06-0902035
Recreational Water Products, Inc.	DE	2890	22-2268754
Uniroyal Chemical Company Limited (Delaware)	DE	2820	98-0159910
Weber City Road LLC	LA	2820	62-1864381
WRL of Indiana, Inc.	IN	2890	35-1119136

*
Addresses and telephone numbers of the principal executive offices are the same as those of Chemtura Corporation.

SUBJECT TO COMPLETION, DATED APRIL 19, 2006

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time this prospectus supplement is delivered in final form. This prospectus supplement is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 19, 2006)

$400,000,000

% Notes due 2016

        Chemtura Corporation is offering $400.0 million aggregate principal amount of       % notes due 2016. Interest on the notes is payable on June 1 and December 1 of each year, beginning on December 1, 2006. The notes will mature on June 1, 2016.

        At any time prior to the maturity date of the notes, we may, at our option, redeem all or any portion of the notes at the make-whole redemption price set forth under "Description of Notes—Make-Whole Redemption."

        If we experience specific kinds of changes in control, we must offer to repurchase all or part of the notes.

        The notes will be our unsecured obligations and will rank equally in right of payment with all of our other unsecured, unsubordinated indebtedness. Our obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, by certain of our existing and future wholly-owned domestic subsidiaries.

        The notes are not expected to be listed on any securities exchange or included in any quotation system.

        This prospectus supplement and the related prospectus include additional information about the terms of the notes, including covenants.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-12.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

Per Note(2)	Total
Public Offering Price(1)%	$
Underwriting Discount %	$
Proceeds to Chemtura Corporation (before expenses)%	$
(1)
Plus accrued interest from              , 2006, if settlement occurs after that date.

(2)
Rounded to              decimal places.

        The notes will be delivered through the book-entry facilities of The Depository Trust Company against payment in New York on or about              , 2006.

Joint Book-Running Managers

Credit Suisse	Citigroup

Co-Managers

ABN AMRO Incorporated
Banc of America Securities LLC
Morgan Stanley
RBS Greenwich Capital
Wachovia Securities

              , 2006

        You should rely only on the information incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About This Prospectus	1
Where You Can Find More Information	1
Forward-Looking Statements	3
Chemtura Corporation	5
Use of Proceeds	5
Ratio of Earnings to Fixed Charges	6
Description of Debt Securities	7
Description of Guarantees of the Debt Securities	10
Legal Matters	11
Experts	11

i

About This Prospectus Supplement

        We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us, some of which may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        You should rely only upon the information contained or incorporated by reference in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the notes offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Forward-Looking Statements

        This prospectus supplement includes forward-looking statements. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  •
  general economic conditions;

  •
  significant international operations and interests;

  •
  the outcome and timing of antitrust investigations and related civil lawsuits to which we are subject;

  •
  the ability to obtain increases in selling prices;

  •
  the ability to retain sales volumes in the event of increasing selling prices;

  •
  the ability to absorb fixed cost overhead in the event of lower volumes;

  •
  pension and other post-retirement benefit plan assumptions;

  •
  the ability to recover lost volume in our non-flame retardant plastic additives business or execute other portions of the recovery plan for this business;

  •
  the ability to sustain our volumes or operating margins in our rubber additives business if new competitors or additional industry capacity develops in Asia;

  •
  the ability to sustain profitability in our crop protection business due to new generic competition, or the failure to secure new products and technology;

  •
  the ability to sell methyl bromide due to regulatory restrictions;

  •
  energy and raw material prices, availability and quality;

  •
  production capacity;

  •
  changes in interest rates and foreign currency exchange rates;

  •
  changes in technology, market demand and customer requirements;

  •
  the enactment of more stringent environmental laws and regulations;

  •
  the ability to achieve anticipated benefits from our merger with Great Lakes Chemical Corporation including costs savings and synergies;

  •
  the ability to realize expected cost savings under our cost-reduction initiatives, including Six Sigma and Lean manufacturing;

  •
  the ability to successfully execute our portfolio divestiture plan;

  •
  the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business;

  •
  the ability to reduce our indebtedness levels;

  •
  the ability to achieve the integration of the former Great Lakes Chemical Corporation information systems and certain international systems with our existing enterprise-wide information systems; and

  •
  other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies.

        These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date of this prospectus supplement, and we will not necessarily be updating such information.

Summary

        The following summary contains basic information about this offering. It does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read the entire document and the documents we have referred you to, including those incorporated herein by reference, especially the risks of investing in the notes discussed under "Risk Factors," before investing in these notes. Unless the context otherwise indicates and except with respect to descriptions of the notes, references to "Chemtura," "we, "us," and "our" are to Chemtura Corporation.

The Company

        We are a global diversified producer of specialty chemicals (including agricultural chemicals) and polymer products and we are a leading U.S. supplier of home pool and spa chemicals. Our products are used in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods including electronics, industrial rubber and home pool and spa chemical markets. Most of our chemical products are sold to industrial manufacturing customers for use as additives, ingredients, or intermediates that add value to their end products. Our pool and spa chemicals are sold to dealers, distributors and major retailers. We manufacture and sell more than 3,500 products and formulations in over 100 countries, and we have approximately 6,600 employees worldwide. For the fiscal year ended December 31, 2005, we had net sales of $3.0 billion.

        Chemtura Corporation was established in connection with the merger of Crompton Corporation and Great Lakes Chemical Corporation, or Great Lakes, on July 1, 2005. Crompton Corporation was the successor to Crompton & Knowles Corporation, which was incorporated in Massachusetts in 1900, and engaged in the manufacture and sale of specialty chemicals beginning in 1954. We expanded our specialty chemical business through acquisitions in the United States and Europe, including the 1996 acquisition of Uniroyal Chemical Company, Inc., and the 1999 merger with Witco Corporation.

        Great Lakes was a Delaware corporation incorporated in 1933 and was based in Indiana. Great Lakes has primarily produced, distributed and serviced a wide variety of specialty chemicals. Among the main applications of such chemicals are the stabilization of various polymer systems, fire retardancy and fire suppression, purification of industrial and recreational water uses and miscellaneous cleaning, agricultural and drilling uses.

Products and Services

        We manufacture and market a wide variety of polymer and specialty products. Most of our products are sold to industrial customers for use as additives, ingredients or intermediates that impart particular characteristics to the customers' end products. Our consumer products are sold to dealers, distributors and to major national retailers. Our products are currently marketed in more than 100 countries and serve a wide variety of end-use markets including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, including electronics, industrial rubber, and home pool and spa chemical markets.

        Our principal products and services offered are described below.

Plastic Additives

        We are a global leader in supplying a broad line of additives to the plastics industry. Our plastic additives are designed to allow our customers to achieve stability, flexibility, durability, and fire prevention in their formulated polymer systems. We believe our products contribute to improved customer manufacturing productivity and superior end-use product performance. We believe the functionality and relatively small component cost of many of our additives give them a high value-in-use. Many of our products are developed and formulated in collaboration with customers to meet their specific manufacturing processes and we target applications and customers that have particularly demanding end-use performance requirements. Our products are sold to formulators, compounders and fabricators of vinyl, olefins and styrenics and are ultimately used in the transportation, packaging, construction, durable and nondurable goods, and telecom industries. The Plastic Additives segment had net sales of $1.2 billion for fiscal 2005 compared to $856.5 million for fiscal 2004 and $678.2 million for fiscal 2003. The increase in 2005 net sales is primarily due to the inclusion of six months of sales of the Great Lakes polymer stabilizers and flame retardants businesses.

Non-Flame Retardant Plastic Additives

        Our polyvinyl chloride (PVC) additives consist primarily of heat stabilizers that we believe are often essential to the processing of heat sensitive resins. Without the inclusion of such specialty additives, scorching of the resin during fabrication could result, compromising the functionality and appearance of the finished product. High-value end-use applications with such demanding aesthetic standards include vinyl exterior siding, synthetic flooring and window profiles. Other large volume construction-related uses include plumbing and drainage pipe, electrical conduit and wire and cable coatings. As the trend to reduce the use of traditional heavy metal stabilizers (lead and cadmium) continues, we believe Chemtura is well positioned with a family of commercially proven organic heat stabilizers.

        Our antioxidant business consists of a wide range of additives that are intended to inhibit the degradation of polymers caused by oxidation and light. Incorporating such additives into resin systems improves the durability and longevity of plastics used in food packaging, consumer durables, automotive components and electrical components.

        Our other plastic additives include various surfactants and polymerization additives. Surfactants help to homogenize multi-component resin systems and to facilitate lubricity in the processing and fabrication of such resins. Catalysts and inhibitors are chemicals used to initiate and terminate the polymerization reactions that transform monomers into polymers. Polymer modifiers are materials incorporated into resins to improve tensile strength and impact resistance or to modulate density and impart elasticity.

        Net sales of non-flame retardant plastic additives during 2005, 2004 and 2003 were 30.2%, 37.5% and 34.9% of our consolidated net sales, respectively.

Flame Retardant Plastic Additives

        Our flame retardant business holds a leading global position with a comprehensive offering of bromine, phosphorus and antimony-based flame retardants and synergies. With increasing regulatory and performance demands, the use of these products continues to grow in electrical components, construction materials and furniture/furnishing applications. We are back integrated to a primary source of bromine and have a well developed business in supplying other types of brominated performance products for a variety of industrial and oil well drilling functions.

Polymers

        The Polymers reporting segment, which had net sales of $517.5 million for fiscal 2005, $469.5 million for fiscal 2004 and $416.2 million for fiscal 2003 has two operating segments: EPDM and urethanes.

EPDM

        Ethylene propylene diene monomer rubber (EPDM), commonly known as "crackless rubber," is a material that is able to retain elasticity despite exposure to elements such as sunlight and ozone. Over 40% of our Royalene® EPDM rubber is used in new and replacement automotive parts, including tires, hoses, belts, weather stripping, brake components, and seals and gaskets. Other applications range from high density, long-lasting commercial roofing membranes to low density, liquefied viscosity modifiers for better performing lubricants.

        Royalene® products are primarily sold through a dedicated sales force. However, in order to better serve a diverse customer base, in certain geographic areas, including the United States, Royalene® products are sold through distributors.

Urethanes

        We are a leading supplier of high-performance castable urethane polymers, with more than 200 variations in our product offering. Our urethanes offer high abrasion resistance and durability in industrial and performance-specific applications. These characteristics allow us to market our urethanes to niche manufacturers where we believe such qualities are imperative, including for industrial and printing rolls, mining machinery and equipment, mechanical goods, solid industrial tires and wheels, and sporting and recreational goods, including golf ball covers and skate wheels.

        Our urethane additives business provides products to global polyurethane processors. The urethane additives business is comprised of two product lines: Fomrez® saturated polyester polyols and Witcobond® polyurethane dispersions. Polyester polyols are employed in industrial applications such as flexible foam for seating. Our polyurethane dispersions are sold to a larger and more diverse customer base primarily for coating applications such as flooring, fiberglass sizing, and textiles. The major markets served by our urethane additives business are automotive, construction, leather/textile finishing, and furniture. Sub-markets include coatings, adhesives, sealants, elastomers and insulation.

        Baxenden Chemicals Limited, our 53.5% owned subsidiary (Croda Inc. owns 46.5%), is engaged in the manufacture and marketing of isocyanate derivatives, polyester polyols and specialty polymer systems used in a wide range of applications. The major markets served by Baxenden are transportation, construction, surface coatings, leather and textile finishing. Baxenden is focused on specialty polymer and resin chemistry and novel curing mechanisms for such polymers. The core technology is urethane and acrylic chemistry and also includes polyesters and esterification processes.

        Net sales of urethanes during 2005, 2004 and 2003 were 10.5%, 13.0% and 14.0% of our consolidated net sales, respectively.

Specialty Additives

        The Specialty Additives reporting segment, which had net sales of $561.1 million for fiscal 2005, $458.7 million for fiscal 2004 and $410.0 million for fiscal 2003, has two operating segments: petroleum additives and rubber additives.

Petroleum Additives

        We are a global manufacturer and marketer of high-performance additive components used in transport and industrial lubricant applications. The component product line includes overbased and neutral calcium sulfonates used in motor oils and marine lubricants. These sulfonates, marketed as Hybase® and Lobase®, are oil-soluble surfactants whose properties include detergency and corrosion protection to help lubricants keep car, truck, and ship engines clean with minimal wear.

        We provide a variety of other specialized products. Foremost, our high-viscosity polyalphaolefins (PAOs), marketed as Synton®, are used in the production of synthetic lubricants for automotive, aviation, and industrial applications. We are also a global leader for alkylated diphenalamines antioxidants (ADPAs), which are marketed as Naugalubes® and used predominantly in motor oils. These additives play a critical role in meeting rising regulatory standards for engine performance. Additionally, we manufacture barium and sodium sulfonates, which provide corrosion protection and emulsification in metalworking fluids and antioxidants, which are widely used by our customers in engine oils, gear oils, industrial oils, and greases.

        Net sales of petroleum additives during 2005, 2004 and 2003 were 10.2%, 10.2% and 10.5% of our consolidated net sales, respectively.

Rubber Additives

        Our rubber additives business includes approximately 100 products for use in processing rubber. These products include accelerators, antioxidants, antiozonants, chemical foaming agents, and specialty waxes. Accelerators are used for curing natural and synthetic rubber and have a wide range of activation temperatures and curing ranges, and use forms that give our customers the flexibility to make many different products. Antiozonants protect rubber compounds from flex cracking and ozone, oxygen and heat degradation. Antioxidants provide rubber compounds with protection against oxygen, light, and heat. Foaming agents produce gas by thermal decomposition or via a chemical reaction with other components of a polymer system and are mixed with rubber to produce sponge rubber products. Waxes inhibit static atmospheric ozone cracking in rubber.

        We are a global supplier of rubber additives, and we believe our customers value our ability to provide high quality, consistent products world-wide to complement their international expansion. Tire manufacturers accounted for approximately 60% of our rubber additives sales in fiscal 2005, with the balance consisting of manufacturers of industrial rubber goods, including hoses, belting, sponges, and a wide variety of other engineered rubber products.

Crop Protection

        The Crop Protection segment had record net sales for fiscal 2005 of $353.6 million compared to $320.6 million for 2004 and $270.9 million for 2003. Our Crop Protection business focuses on specific niches in five major product lines: fungicides, miticides and other insecticides, growth regulants, herbicides and fumigants. We have primarily developed our products for use on high-value cash crops, such as tree and vine fruits, ornamentals, nuts and turf, and secondarily for commodity crops, such as soybeans and corn. Our dedicated sales force works with growers and distributors to coordinate the use of our products throughout a crop's growth cycle and to address selective regional, climate, and growth challenges. We seek to expand our presence in worldwide niche markets by developing new crop protection products and obtaining registrations for new uses and geographies, where demand for our products and services has potential for growth. We develop and sell our own products, and we also sell and register products manufactured by others on a licensed basis.

        Our fungicides and insecticides are also used to coat seeds in order to protect the seed during germination and initial growth phases. Seed treatment is an environmentally attractive form of crop protection, involving localized use of agricultural chemicals at much lower use rates than other agrichemical treatments. We anticipate growth in seed treatment resulting from the expanded use of higher value genetically modified seed, which provides better protection during germination.

        The Crop Protection business works closely with many of our customers, both distributors and individual growers, as part of an on-the-ground coordinated effort. We develop products in response to ongoing customer demands, drawing upon existing technologies and tailoring them to match immediate needs. For example, a grower's crops may require varying levels of treatment depending on weather conditions and the degree of infestation. Our research and technology is therefore geared towards responding to threats to crops around the world as they emerge under a variety of conditions.

        Our Crop Protection business benefits from nearly 50 years of experience in the field, along with product registrations in more than 100 countries. We believe our experience with registering products is a valuable asset, as registration is a significant barrier to entry, particularly in developed countries. Registration of products is a complex process in which we have developed proficiency over time. We believe the breadth of our distribution network and the depth of our experience enable us to focus on profitable market niches that are less sensitive to competitive pricing pressures than broad commodity segments of the market.

        Part of our expertise in bromine-based material is the production and distribution of methyl bromide, a fumigant used to improve crop yields, and protect grain in storage from pest infestation. Such materials are regularly used to treat food processing plants, breweries, warehouses and grain elevators, as well as rail cars, truck trailers and intermodal containers. While the use of methyl bromide has been restricted by regulations, it continues to play an important role in protecting the food chain. Where safe and effective alternatives are not available, our products continue to be employed at cargo ports where agricultural commodities need to be treated quickly and comprehensively to prevent transmission of infestation across international borders.

Consumer Products

        The Consumer Products reporting segment includes two principal product lines (pool and spa and household cleaners), which were acquired from Great Lakes as a result of the merger. Net sales of the Consumer Products business in 2005 were $261.3 million, representing our six months of ownership following the July 1, 2005 merger.

Pool and Spa

        Our pool and spa product line produces and distributes sanitizers, algicides, biocides, oxidizers, pH balancers, mineral balancers and other specialty chemicals and accessories. We believe that we hold a leading position in the North American pool and spa chemical business and we plan to strengthen our position by expanding our dealer channels.

Household Cleaners

        Through Great Lakes' acquisition of Lime-O-Sol and A & M Cleaning Products in 2003, the Consumer Products business entered the specialty and multi-purpose cleaners business with "The Works" brand of non-abrasive bathroom cleaners, glass and surface cleaners, toilet bowl cleaners, drain openers and rust and calcium removers, as well as the "Greased Lightning" family of multipurpose cleaners.

Other

        The Other reporting segment, with net sales for fiscal 2005 of $88.2 million, consists of three operating segments: Optical Monomers, Industrial Water Treatment, and Fluorine Chemicals, which were acquired from Great Lakes as a result of the merger.

        Optical Monomers produces specialized monomers used in eyewear and for such applications as protection sheets for welding masks, safety shields, photographic filters and lab equipment.

        Industrial Water Treatment additives are used in the desalinization processes and include antiscalents, corrosion inhibitors, dispersants, antifoams and superior bromine-based non-oxidizing and oxidizing microbiological control products.

        We believe fluorine chemicals are essential to the performance of silicone-based materials under demanding conditions where aggressive solvents or high temperatures may be present. Other fluorine chemicals are used as propellants in medical inhalers and as refrigerants. Fluorine fire suppression systems offer waterless solutions for mission-critical and high-value assets, preventing extensive fire damage and eliminating collateral damage and downtime.

        Our principal executive offices are located at 199 Benson Road, Middlebury, Connecticut 06749. Our telephone number is (203) 573-2000. Our internet address is www.chemtura.com and is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement by reference or otherwise.

Concurrent Transaction

        Concurrent with the closing of this offering, we will exercise our right to redeem all $164.8 million outstanding aggregate principal amount of our Senior Floating Rate Notes due 2010 (the "Senior Floating Rate Notes"). Under the indenture governing the Senior Floating Rate Notes, we may redeem the Senior Floating Rate Notes at a price equal to the greater of (i) 100% of the principal amount of Senior Floating Rate Notes being redeemed or (ii) the present value of 103.5% of the principal amount of Senior Floating Rate Notes redeemed as of August 1, 2007, plus all required interest payments due on the Senior Floating Rate Notes through August 1, 2007, discounted to the redemption date on a semi-annual basis at the rate of a reference United States Treasury security plus 50 basis points, plus accrued interest to the redemption date. Assuming a redemption date of May 25, 2006, we would be required to pay approximately $180.3 million to redeem all of our outstanding Senior Floating Rate Notes. We will use the remaining proceeds from the offering of the notes (net of discounts to the underwriters and estimated offering expenses) to reduce borrowings outstanding (but not commitments) under our revolving credit facility.

Summary Historical and Pro Forma Financial Data

        We have derived the following summary historical financial data as of and for the years ended December 31, 2005, 2004 and 2003 from our audited consolidated financial statements. The summary data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and the notes that are incorporated by reference in this prospectus supplement. The unaudited pro forma results for the year ended December 31, 2005 give effect to the merger of Chemtura with Great Lakes Chemical Corporation as if the merger occurred on January 1, 2005. See "Unaudited Pro Forma Combined Statement of Operations."

	Pro Forma(a)	Historical
	Year Ended December 31,
	2005	2005(b)	2004	2003
	(In millions of dollars)
Summary of Operations
Net sales	$3,898.4	$2,986.6	$2,285.2	$1,941.8
Cost of products sold	2,838.9	2,203.1	1,759.9	1,480.4

Gross profit	1,059.5	783.5	525.3	461.4
Selling, general and administrative	440.7	330.4	270.6	260.2
Depreciation and amortization	201.5	157.8	118.2	107.8
Research and development	65.0	51.8	47.9	49.7
Equity income	(2.5)	(1.8)	(14.1)	(13.2)
Facility closures, severance and related costs	23.9	22.7	62.8	17.0
Antitrust costs	49.1	49.1	113.7	77.7
Merger costs(d)	45.2	45.2	—	—
In-process research and development(d)	—	73.3	—	—

Operating profit (loss)	236.5	54.9	(73.8)	(37.9)
Interest expense	117.1	107.7	78.4	89.7
Loss on early extinguishment of debt	55.1	55.1	20.1	24.7
Other (income) expense, net(c)	12.9	11.8	(80.5)	0.7

Loss from continuing operations before income taxes, cumulative effect of accounting change and discontinued operations	51.4	(119.7)	(91.7)	(152.9)
Income tax provision (benefit)	98.6	65.2	(49.8)	(35.3)

Loss from continuing operations before cumulative effect of accounting change and discontinued operations	$(47.2)	(184.9)	(42.0)	(117.6)

Earnings from discontinued operations		2.6	5.2	25.3
Gain (loss) on sale of discontinued operations		(3.9)	2.1	111.7
Cumulative effect of accounting change(e)		(0.5)	—	(0.4)

Net earnings (loss)		$(186.6)	$(34.6)	$19.0

Balance Sheet Data (End of Period)
Cash and cash equivalents		$138.6	$158.7	$39.2
Working capital		565.9	338.4	163.8
Current ratio		1.6	1.5	1.2
Total assets		$4,986.0	$2,678.7	$2,529.2
Total debt		1,369.8	866.5	814.7
Stockholders' equity		1,775.4	329.0	302.7

Other Data
Net cash provided by (used in) operations		$(79.2)	$36.3	$(14.8)
Capital spending from continuing operations		102.0	60.0	76.6
Depreciation from continuing operations		129.5	101.3	94.5
Amortization from continuing operations		28.3	16.9	13.3
EBITDA(f)
Loss from continuing operations before cumulative effect of accounting change	$(47.2)
Income tax expense (benefit)	98.6
Interest expense	117.1
Depreciation and amortization	201.5

EBITDA(g)	$369.9

(a)
The unaudited pro forma statement of operations gives effect to the merger with Great Lakes Chemical Corporation using the purchase method of accounting. The pro forma combined statement of operations gives effect to the merger as if it had occurred on January 1, 2005. The pro forma unaudited results of operations combine the historical results of operations of us and Great Lakes with certain pro forma adjustments. The information should be read in conjunction with our historical financial statements, the related notes and other information contained elsewhere or incorporated by reference in this document. Certain items derived from Great Lakes' historical statement of operations have been reclassified to conform to the pro forma combined presentation. The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the merger been completed on January 1, 2005, nor does it give effect to any transaction other than the merger or to certain synergies and cost savings that may have been realized during the six month period prior to the actual merger. The total purchase price has been allocated to the acquired net tangible and intangible assets and assumed liabilities based upon valuations and estimates of fair value. The valuations and estimates utilized to determine the purchase price allocation are still subject to change. As of December 31, 2005, the purchase price allocation for a number of significant accounts, including property, plant and equipment, other intangibles, deferred taxes, pre-merger contingencies and cost in excess of acquired net assets has not been finalized because we have not fully completed the accumulation and review of the Great Lakes information related to these matters. We are also in the process of evaluating the deductibility of certain merger costs capitalized to goodwill associated with the merger. Plans have been developed to integrate the operations of the companies, which involved various additional costs including severance and other charges. Accordingly, the unaudited pro forma combined statement of operations does not purport to be indicative of what the actual results of operations would have been had the merger been completed on January 1, 2005, or the results of operations that may be achieved in the future. The foregoing matters could cause both our pro forma combined results of operations and our actual future results of operations to differ materially from those presented in the following unaudited pro forma combined statement of operations.

(b)
Due to the inclusion of the operating results of Great Lakes subsequent to the merger on July 1, 2005, the 2005 results are not comparable to the results of all prior periods.

(c)
Other (income) expense, net, includes a $92.9 million gain on the sale of our 50 percent interest in the Gustafson seed treatment joint venture in 2004.

(d)
Merger costs are non-capitalizable costs associated with the merger of us and Great Lakes. The write-off of $73.3 million of in-process research and development is also the direct result of the Merger.

(e)
2005 results include a cumulative effect of accounting change of $0.5 million (less than $0.01 per common share), related to the implementation of Financial Accounting Standards Board (FASB) Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations." 2003 results include a cumulative effect of accounting change of $0.4 million (less than $0.01 per common share), related to the implementation of FASB Statement No. 143, "Accounting for Asset Retirement Obligations."

(f)
We define EBITDA as pro forma net earnings (loss) from continuing operations before cumulative effect of accounting change, interest expense, income tax expense (benefit), depreciation and amortization. EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States ("GAAP"). The unaudited pro forma results for the year ended December 31, 2005 give effect to the merger of Chemtura with Great Lakes as if the merger occurred on January 1, 2005. We have reconciled EBITDA to its most directly comparable GAAP measure, pro forma loss from continuing operations before cumulative effect of accounting change.

  EBITDA is presented as additional information because we believe it to be a useful indicator of an entity's debt capacity and its ability to service its debt. EBITDA also facilitates management's internal comparisons to our historical operating performance and external comparisons to competitors' historical operating performance. EBITDA should not be considered in isolation or as a substitute for net loss or net income, cash flow from operating activities, or other loss or income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is not a complete measure of our profitability, because it does not include costs and expenses for depreciation and amortization, interest expense, and income taxes. EBITDA, as we define it, may differ from similarly named measures used by other entities. EBITDA is also not a complete cash flow measure, because it is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital and capital expenditures and pay its income taxes. Rather, EBITDA is only a potential indicator of an entity's ability to fund these cash requirements.

(g)
EBITDA includes the following selected items:

Pro Forma Year Ended December 31, 2005
(In millions of dollars)
Loss on early extinguishment of debt	$55.1
Facility closures, severance and related costs	23.9
Antitrust costs	49.1
Merger costs	45.2
Other (income) expense, net	12.9

$186.3

The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled "Description of Notes."

Issuer	Chemtura Corporation.
Securities Offered	$400.0 million aggregate principal amount of % notes due 2016.
Maturity	June 1, 2016.
Interest Rate and Payment Dates	%, payable June 1 and December 1 of each year, beginning on December 1, 2006.
Guarantees
Our obligations under the notes will be fully and unconditionally guaranteed, jointly and severally, by certain of our existing and future wholly-owned domestic subsidiaries. The guarantors may be released from their subsidiary guarantees in specified circumstances. See "Description of Notes—Guarantees."
Ranking
The notes will be our general unsecured, unsubordinated obligations and will rank equally in right of payment with our existing and future unsubordinated debt. The notes will be effectively subordinated to any secured debt, to the extent of the collateral securing such indebtedness, and will be structurally subordinated to all future and existing obligations of our subsidiaries that do not guarantee the notes. Not all of our subsidiaries will be guarantors of the notes. Non-guarantor subsidiaries have no obligations to make payments in respect of the notes. As a result, the notes are effectively junior in right of payment to the obligations of non-guarantor subsidiaries. Holders of notes will have no recourse against non-guarantor subsidiaries. At December 31, 2005, the total indebtedness of our non-guarantor subsidiaries owed to third parties was approximately $238.0 million.
Underwriters
Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Greenwich Capital Markets, Inc., Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC.
Redemption
At any time prior to the maturity date of the notes, we may, at our option, redeem all or any portion of the notes at the make-whole redemption price set forth under "Description of Notes—Make-Whole Redemption."
Certain Indenture Provisions
The indenture governing the notes will contain covenants limiting our and our subsidiaries' ability to incur secured debt and enter into sale-leaseback transactions. These covenants are subject to a number of important limitations and exceptions. See "Description of Notes—Certain Covenants."

Mandatory Offer to Repurchase
If we experience specific kinds of changes in control, we must offer to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes—Change of Control."
Use of Proceeds
The net proceeds from the offering of the notes will be approximately $395.5 million, after deducting approximately $4.0 million of underwriters' discounts and commissions and approximately $500,000 of other fees and expenses. We will use the net proceeds of this offering to redeem all of our outstanding $164.8 million aggregate principal amount of Senior Floating Rate Notes (plus premiums and fees) and to reduce borrowings (but not commitments) outstanding under our revolving credit facility. See "Use of Proceeds."
Risk Factors	Investing in the notes involves risks. See the section entitled "Risk Factors" for a description of certain risks you should consider before investing in the notes.
Form and Denomination	The notes will be issued in fully registered form in minimum denominations of $2,000 and in integral multiples of $1,000 thereof.
Further Issuances
We reserve the right, from time to time, without the consent of the holders of the notes, to issue additional notes on terms and conditions identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes.
Trustee, Registrar and Paying Agent	Wells Fargo Bank, N.A.
Governing Law	State of New York.

Risk Factors

        The factors described below represent risks that could materially adversely affect our operating results and financial condition. Except as otherwise indicated, these factors may or may not occur, and we cannot predict the likelihood of any such factor occurring. Other risk factors may exist that we do not consider significant based on information that is currently available. In addition, new risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance. You should carefully consider the following risk factors as well as the risk factors contained in our Annual Report on Form 10-K incorporated by reference into this prospectus supplement and all other information contained in or incorporated into this prospectus supplement before purchasing the notes.

Risks Related to our Company

A decline in general economic conditions and other external factors may adversely impact our results of operations.

        External factors, including general economic conditions, international events and circumstances, competitor actions and governmental regulation are beyond our control and can cause fluctuations in demand and volatility in the price of raw materials and other costs that can intensify the impact of economic cycles on our operations. We produce a broad range of products that are used as additives and components in other products in a wide variety of end-use markets. As a result, our products may be negatively impacted by supply and demand instability in other industries and the effects of that instability on supply chain participants. Political conditions in countries in which we operate may also adversely impact our operations. These same risks may also impact the financial markets and may negatively affect our access to capital.

Significant competition may force us to reduce prices, which may adversely impact our results of operations.

        We face significant competition in many of the markets in which we operate as a result of the trend toward global expansion and consolidation by competitors. Some of our existing competitors are larger than we are and may have more resources and better access to capital markets for continued expansion or new product development than we do. Some of our competitors also have greater product range or better distribution capability than we do for specific products or geographic regions. Price competition also exists in our operating markets due to factors such as industry overcapacity and lower cost structures. We expect that we will continue to face new competitive challenges as well as additional risks inherent in international operations in developing regions. We also expect to face increased competition from the further use and introduction of generic and alternative products by our competitors. This increased competition could cause us to reduce our prices and take other steps to compete effectively, which could negatively affect our results of operations. In addition, even if we were to raise prices, the reactions of our competitors and customers to such price increases could cause us to reevaluate and possibly reverse such price increases or risk a loss in sales volumes. In 2005, prices were increased in our non-flame retardant plastic additives business, and we lost volumes.

The businesses of many of our customers are cyclical in nature and sensitive to changes in general economic conditions, which may adversely impact our results of operations.

        An economic downturn in the businesses or geographic areas in which we sell our products could reduce demand for these products and result in a decrease in sales volume and results of operations.

The cyclicality of the chemicals industry may cause significant fluctuations in our operating results and cash flow.

        Our historical operating results reflect the cyclical and volatile nature of the supply and demand balance of the chemicals industry. The chemicals industry has experienced alternating periods of inadequate capacity and tight supply, allowing prices and profit margins to increase, followed by periods when substantial capacity is added, resulting in oversupply, declining capacity and utilization rates, and declining prices and profit margins. The cyclicality of the markets in which we operate may result in volatile operating results and cash flow over the business cycle. Currently, we believe there is excess capacity in some non-flame retardant plastic additives product lines. From time to time EPDM and rubber additive markets suffer from overcapacity. Future growth in product demand may not be sufficient to utilize current or future capacity. Excess industry capacity has depressed and may continue to depress our volumes and margins on some products. As a result of excess industry capacity, rising energy costs and rising raw materials costs, operating results may be volatile.

Any disruption in the availability or price, or deterioration in the quality, of the raw materials or energy utilized for our products may have a material adverse effect on our operating results.

        We purchase large amounts of raw materials and energy for our businesses. The costs of these materials and energy, in the aggregate, represent a substantial portion of our operating expenses. The prices and availability of the raw materials used by us vary with market conditions and may be highly volatile. Over the past few years, we have experienced significant cost increases in purchases of petrochemicals, tin, soybean oil, other raw materials and our primary energy source, natural gas. While we may attempt to match raw material or energy price increases with corresponding product price increases, we may not be able to immediately raise product prices, if at all. Ultimately, our ability to pass on increases in the cost of raw materials or energy to customers is greatly dependent upon market conditions, and raising prices could result in a loss of sales volume. There have been in the past, and will likely be in the future, periods of time during which we are unable to pass raw material and energy price increases on to our customers, in whole or in part. Reactions by our customers and competitors to our price increases could cause us to reevaluate and possibly reverse such price increases, which may increase our operating expenses and negatively affect our operating results.

The results of our crop protection business are dependent on weather, disease, and pest conditions and can be affected by local and regional economic circumstances. The results of our consumer products business are also dependent on weather conditions. Adverse weather or economic conditions could materially affect our results of operations.

        Sales volumes for our crop protection business, as with all agricultural products, are subject to the sector's dependency on weather, disease and pest infestation conditions. Adverse conditions in a particular region could materially adversely affect our crop protection business. Demand for crop protection products is also influenced by the agricultural policies of governments and regulatory authorities particularly in developing countries in regions where we do business, such as in Asia and Latin America. Changes in governmental policies or product registration requirements could have an adverse impact on our ability to market and sell our products. Also, crop protection products typically are sold pursuant to contracts with extended payment terms in Latin America and Europe. Extended payment periods make our crop protection business susceptible to losses from receivables during economic crises and may adversely affect our operating results.

        Our pool and spa products in the consumer products business are primarily used in swimming pools and hot tubs. Demand for these products is influenced by a variety of factors including seasonal weather patterns. An adverse change in weather patterns during pool season could adversely affect the profitability of our pool and spa products.

Current and future litigation, governmental investigations and administrative claims, including antitrust-related governmental investigations and lawsuits, could harm our financial condition, results of operations and cash flows.

        We are currently involved in a number of governmental investigations and administrative claims, including antitrust-related governmental investigations, and civil lawsuits. That number could increase in the future. Further, we have incurred and could incur significant additional expense in the future in connection with antitrust-related matters, including expenses related to our cooperation with governmental authorities and defense related civil lawsuits.

        We are also involved in several significant lawsuits and claims relating to environmental matters. In addition, we are routinely subject to other civil claims, litigation and arbitration, and regulatory investigations, arising in the ordinary course of our present businesses as well as in respect of our divested businesses. Some of these claims and lawsuits relate to product liability claims, including claims related to current products and asbestos related claims concerning premises and historic products of corporate affiliates and predecessors. We also could become subject to additional claims in the future. An adverse outcome of one or more of these claims could have a material adverse effect on our business or results of operations.

Environmental, health and safety regulation matters could have a substantial negative impact on our results of operations and cash flows.

        We are subject to extensive federal, state, local and foreign environmental, safety and health laws and regulations concerning, among other things, emissions in the air, discharges to land and water, and the generation, handling, treatment and disposal of hazardous waste and other materials. Our operations entail the risk of violations of those laws and sanctions for violations, such as clean-up costs, costs of waste disposal and payments for property damage and personal injury.

        In addition, these requirements, and enforcement of these requirements, may become more stringent in the future. The ultimate cost of compliance with any such requirements could be material. Non-compliance could subject us to material liabilities, such as government fines or orders, third-party lawsuits, remediations, and settlements, or the suspension of non-compliant operations. We may also be required to make significant site or operational modifications at substantial cost. Future regulatory or other developments could also restrict or eliminate the use of or require us to make modifications to our products, packaging, manufacturing processes and technology, which could have a significant adverse impact on our cash flow and results of operations.

        At any given time, we are involved in claims, litigation, administrative proceedings, settlements, and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with hazardous waste disposal sites, natural resource damages, property damage, personal injury, and regulatory compliance or noncompliance. The resolution of these environmental matters could have a material adverse effect on our results of operations or cash flow.

We are an international company and are exposed to risks in the countries in which we have significant operations or interests. Changes in foreign laws and regulatory requirements, export controls or international tax treaties could adversely affect our results of operations.

        We are dependent, in large part, on the economies of the countries in which we manufacture and market our products. Of our 2005 net sales, 55% were to customers in the U.S. and Canada, 26% to Europe and Africa, 13% to Asia/Pacific, and 6% to Latin America. We believe that the inclusion of the former Great Lakes businesses for the entire year would not change these percentages significantly. Our net property, plant and equipment at December 31, 2005 was located 68% in the U.S. and Canada, 28% in Europe and Africa, 3% in Asia/Pacific and 1% in Latin America. The economies of these countries in these areas are in different stages of socioeconomic development. Consequently, we are exposed to risks from changes in foreign currency exchange rates, interest rates, inflation, governmental spending, social instability and other political, economic or social developments that may materially reduce our net income. We may also face difficulties managing and administering an internationally dispersed business. In particular, the management of our personnel across several countries can present logistical and managerial challenges. Additionally, international operations present challenges related to operating under different business cultures and languages; we may have to comply with unexpected changes in foreign laws and regulatory requirements which could negatively impact our operations and ability to manage our global financial resources; export controls or other regulatory restrictions could prevent us from shipping our products into and from some markets; we may not be able to adequately protect our trademarks and other intellectual property overseas due to uncertainty of laws and enforcement in a number of countries relating to the protection of intellectual property rights; and changes in tax regulation and international tax treaties could significantly reduce the financial performance of our foreign operations or the magnitude of their contributions to our overall financial performance.

Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations.

        Significant portions of our businesses are conducted in currencies other than the U.S. Dollar, which is the reporting currency of each. This means that foreign currency exchange rates affect our operating results. The following table shows the impact of foreign currency exchange rates on our pre-tax loss from continuing operations and net sales for 2005, 2004 and 2003:

	Year Ended December 31,
	2005	2004	2003
	(In millions of dollars)
Pre-tax loss from continuing operations	$(119.7)	$(91.7)	$(152.9)
Impact of favorable (unfavorable) foreign currency translation on pre-tax earnings (loss) from continuing operations	$6.2	$(2.8)	$(3.9)
Net sales	$2,986.6	$2,285.2	$1,941.8
Impact of favorable (unfavorable) foreign currency translation on net sales	$20.4	$54.7	$76.1

        Effects of exchange rate fluctuations upon our future operating results cannot be predicted because of the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates.

        We will face risks arising from the imposition of exchange controls and currency devaluations. Exchange controls may limit our ability to convert foreign currencies into U.S. Dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing controls. Currency devaluations result in diminished value of funds denominated in the currency of the country instituting a devaluation. Actions of this nature could adversely affect our earnings or cash flow.

We have unfunded pension plans and post-retirement health care plans, which could adversely impact our results of operations or cash flows.

        We have substantial unfunded obligations under our domestic tax-qualified defined benefit pension plans, totaling approximately $140.0 million on a projected benefit obligation basis as of December 31, 2005. A significant decline in the value of the plan investments in the future or unfavorable changes in laws or regulations that govern pension plan funding could materially change the timing and amount of required pension funding. We also sponsor foreign and non-qualified pension plans under which there are substantial unfunded liabilities, totaling approximately $194.0 million on a projected benefit obligation basis as of December 31, 2005. In addition, we sponsor post-retirement health care plans under which there are substantial unfunded liabilities, totaling approximately $155.5 million on a projected benefit obligation basis as of December 31, 2005. Mandatory funding contributions with respect to our tax-qualified pension plans and potential unfunded benefit liability claims could have a material adverse effect on our financial condition, results of operations and cash flow.

Changes in our sales strategy may impact our results of operations and our ability to service our customers.

        We recently began to utilize third-party distributors for sales and service to some customers that purchase small annual quantities of our products. We believe that this action will lower our costs to serve smaller customers, thus enhancing profitability, and reduce our investment in inventory. However, it is possible that changing our sales strategy with respect to these customers could result in the loss of some sales to some customers or some disruption in selling and in inventory management during the transition.

We are dependent upon a trained, dedicated sales force, the loss of which could materially affect our operations.

        Many of our products are sold and supported through dedicated staff and specifically trained personnel. The loss of this sales force due to market or other conditions could affect our ability to sell and support our products effectively, which could have an adverse effect on our results of operations. We generally do not enter into employment agreements with our employees.

Production facilities are subject to operating risks that may adversely affect our operations.

        We are dependent on the continued operation of our production facilities. Such production facilities are subject to hazards associated with the manufacturing, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental damage, fines and liabilities and could have a material adverse effect on our business, financial condition or results of operations.

Our business depends upon many proprietary technologies, including patents and licenses. Our competitive position could be adversely affected if we fail to protect our patents or other intellectual property rights, or if we become subject to claims that we are infringing upon the rights of others.

        We have over 4,100 United States and foreign patents and pending applications and have trademark protection for approximately 1,100 product names. Patents, trademarks, trade secrets in the nature of know-how, formulations and manufacturing techniques assist us in maintaining the competitive position of certain of our products. Our intellectual property is of particular importance to a number of specialty chemicals we manufacture and sell. We are licensed to use certain patents and technology owned by other companies, including some foreign companies, to manufacture products complementary to our own products, for which we pay royalties in amounts not considered material, in the aggregate, to our consolidated results. Our trademarks or the patents we own or license may be challenged, and as a result of such challenges we could lose our exclusive rights to our proprietary technologies, which would adversely affect our competitive position and our results of operations.

        We also rely on unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to restrict the use and disclosure of our trade secrets and proprietary know-how, those confidentiality agreements may be breached or may not provide meaningful protection. In addition, adequate remedies may not be available in the event of an unauthorized use or disclosure of such trade secrets and know-how, and others could obtain knowledge of such trade secrets through independent development or other access by legal means. The failure of our patents, trademarks or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets, or proprietary know-how could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our patents may not provide full protection against competing manufacturers outside of the United States, the European Union countries and certain other developed countries. Weaker protection may adversely impact our sales and results of operations.

        In some of the countries in which we operate, such as China, the laws protecting patent holders are significantly weaker than in the United States, the European Union and certain other developed countries. Weaker protection may help competing manufacturers be or become more competitive in markets where, but for the weaker protection, they might not otherwise be able to introduce competing products for a number of years. We therefore tend, in these regions, to rely more heavily upon trade secret and know-how protection, as applicable, than we do patents. In addition, for our crop protection products being sold in China, we rely on regulatory protection of intellectual property provided by regulatory agencies that may not provide us with the protection we desire.

An inability to remain technologically innovative and to offer improved products and services in a cost-effective manner could adversely impact our operating results.

        Our operating results are influenced in part by our ability to introduce new products and services that offer distinct value to our customers. For example, our crop protection business seeks to provide tailored products for our customers' often unique problems, which requires an ongoing level of innovation. In many of the markets where we sell our products, the products are subject to a traditional product life cycle. We devote significant human and financial resources to develop new technologically advanced products and services and we may not be successful in our research and development efforts. We may also be required to expend significant funds to remain competitive and we may not realize the benefits of our research and development efforts and investments.

The inability to realize the cost savings and other benefits that we expect from merger synergies and other cost reduction initiatives may adversely impact our results of operations.

        We have undertaken various cost reduction initiatives over the past several years and continue to pursue cost reductions. Additionally, we continue to integrate Great Lakes into our operations. Notwithstanding our plans and expectations, we may not realize additional cost or Great Lakes merger related savings or other benefits, and even if we realize these benefits, any cash savings that we achieve may be offset by pressures from our customers to reduce prices or by higher raw material and other costs. Our failure to realize these anticipated benefits or problems integrating Great Lakes could have a material adverse effect on our business, results of operations, and financial condition.

Convergence of our information systems could have an adverse effect on our internal controls over financial reporting and our results of operations.

        We intend to integrate the former Great Lakes enterprise-wide information system and certain international systems into our existing SAP system in order to standardize our data and create efficiencies in processing information. The transition from these systems to one standard system could adversely affect our business and operations and the timeliness with which we report our operating results.

Any discord with our venture partners could potentially adversely affect the business and operations of the ventures and in turn our business and operations.

        A portion of our operations is conducted through certain unconsolidated ventures. We share control of these ventures with third parties and in the event that our venture partners do not observe their venture obligations, it is possible that the affected venture would not be able to operate in accordance with its business plans or that we would have to increase our level of commitment to the venture to give effect to those plans. By making these arrangements with third parties we run the risk of encountering differences of opinion or having difficulty reaching consensus with respect to certain business issues.

An inability to execute our portfolio divestiture plan could negatively impact our financial condition

        The assessment of the businesses in our portfolio is complete and we are in discussions regarding potential transactions. Announcements will be made as agreements become firm. While we estimate the potential proceeds from these divestitures could be in the range of approximately $150 million to $200 million, there can be no assurance that any of these sales can be successfully concluded, nor that we will realize the proceeds we expect to receive.

Risks Related to this Offering

Assets of non-guarantor subsidiaries may not be available to make payments on the Notes.

        Not all of our subsidiaries will be guarantors of the notes. Non-guarantor subsidiaries have no obligations to make payments in respect of the notes and the guarantors may be released from their subsidiary guarantees in specified circumstances. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. Holders of notes will have no recourse against non-guarantor subsidiaries. After paying its own creditors, a non-guarantor subsidiary may not have any remaining assets available for payment to us and, as a result, we may not have enough assets to be able to pay you as a holder of notes. As a result, the notes are effectively junior in right of payment to the obligations of non-guarantor subsidiaries. At December 31, 2005, the total indebtedness of our non-guarantor subsidiaries owed to third parties was approximately $238.0 million.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes.

        The guarantees of the notes may be subject to review under Title 11 of the United States Code (the "Bankruptcy Code") and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor's unpaid creditors. Under the Bankruptcy Code, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, among other things, at the time the subsidiary guarantor issued the guarantee of the notes:

  •
  it issued the guarantee to delay, hinder or defraud present or future creditors; or

  •
  it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

  •
  it was insolvent or rendered insolvent by reason of issuing the guarantee; or

    •
    it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business; or

    •
    it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature;

then the court could void the obligations under the guarantees of the notes, subordinate the guarantees of the notes to that subsidiary guarantor's other obligations or take other action detrimental to holders of the guarantees of the notes.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person or an entity would be considered insolvent, if, at the time he or it incurred the debt:

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be sure as to the standard that a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor's other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

The notes will be effectively subordinated to our future secured indebtedness.

        The notes are not secured by any of our assets. As a result, our secured indebtedness will rank effectively senior to the indebtedness represented by the notes, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our secured creditors will have a superior claim to their collateral. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured, unsubordinated indebtedness, and with all of our other general unsubordinated creditors, based upon the respective amounts owed to each holder, or creditor, in our remaining assets. The indenture governing the notes permits us to incur substantial secured indebtedness in the future.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to purchase all of the notes outstanding. Our outstanding Senior Floating Rate Notes and 9.875% Senior Notes due 2012 include similar provisions. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required purchase of notes or that restrictions in our credit facilities and our other credit agreements will not allow such purchases. If restrictions in our credit facilities and our other credit agreements will not allow such purchases, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of the notes. Additionally, certain events that constitute a change of control may constitute a default under our credit facilities. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase the notes, which would constitute an event of default under the indenture governing the notes, which itself would also constitute a default under our credit facilities and our other credit agreements and our other existing financing arrangements and could constitute a default under the terms of any future debt that we may incur.

        One of the events which would trigger a change of control is a sale of "all or substantially all" of our assets. The phrase "all or substantially all" as used in the definition of "change of control" has not been interpreted under New York law (the governing law of the indenture) to represent a specific quantitative test. As a consequence, investors may not be able to determine when a change of control that gives rise to the repurchase obligations under the indenture has occurred. It is possible, therefore, that there could be a disagreement between us and some or all holders of the notes over whether a specific asset sale or sales triggers a change of control offer and that holders of the notes might not receive a change of control offer in respect of that transaction. In addition, in the event the holders of the notes elect to exercise their rights under the indenture and we elect to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase "all or substantially all." Certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture related to the notes.

There is no established trading market for the notes, which means there are uncertainties regarding the price and terms on which a bidder could dispose of the notes, if at all.

        There is no existing trading market for the notes and we do not expect to list them on any securities exchange or on the Nasdaq National Market. Although we have been informed by the underwriters that they intend to make a market in the notes after this offering is completed, the underwriters have no obligation to do so and may cease their market-making at any time without notice. In addition, market-making will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 and may be limited. The liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by:

  •
  changes in the overall market for debt securities;

  •
  changes in our financial performance or prospects;

  •
  the prospects for companies in our industry generally;

  •
  the number of holders or amounts outstanding of the respective series of notes;

  •
  the interest of securities dealers in making a market for the notes; and

  •
  prevailing interest rates.

        As a result, you cannot be sure that an active trading market will develop for the notes.

Use of Proceeds

        The net proceeds from the offering of the notes (after deducting discounts to the underwriters and estimated offering expenses) will be approximately $395.5 million. We will use the net proceeds of this offering to redeem all of our outstanding $164.8 million aggregate principal amount of Senior Floating Rate Notes (plus premiums and fees of approximately $15.5 million) and to reduce borrowings outstanding under our revolving credit facility (but without reducing commitments). The Senior Floating Rate Notes and borrowings under our revolving credit facility as of April 11, 2006 bear interest at 10.56125% and LIBOR (4.88%) plus 1% per annum, respectively. Certain affiliates of the underwriters are lenders and agents under our revolving credit facility and will be receiving a portion of the proceeds of this offering in connection with our repayment of amounts outstanding thereunder.

Capitalization

        The following table sets forth our capitalization as of December 31, 2005, on an actual basis and on an as adjusted basis to give effect to the offering of the notes and the application of the net proceeds thereof. This table should be read together with "Summary—Summary Financial Data" and our historical financial statements incorporated by reference into this prospectus supplement.

	December 31, 2005
	Historical	As Adjusted
	(In millions of dollars)
Cash and cash equivalents	$138.6	$138.6

Short-term borrowings	$60.2	$60.2

Long-term debt(1):
7% notes due 2009, net of unamortized premium of $26.9, with an effective interest rate of 5.28%	426.9	426.9
Revolving credit facility	404.0	188.8
Senior Floating Rate Notes due 2010	164.8	—
9.875% Senior Notes due 2012, net of unamortized discount of $0.9, with an effective interest rate of 9.96%	158.1	158.1
6.875% Debentures due 2026, net of unamortized discount of $21.1, with an effective interest rate of 7.58%	128.8	128.8
Notes offered hereby	—	400.0
Other long-term debt	27.0	27.0

Total long-term debt	1,309.6	1,329.6

Total stockholders' equity	1,775.4	1,763.5

Total capitalization	$3,145.2	$3,153.3

(1)
Does not include obligations related to our accounts receivable programs.

        The capitalization, as adjusted, as of December 31, 2005 assumes the issuance of $400.0 million of notes offered hereby. The proceeds, net of underwriters' discounts and commissions and estimated fees of $4.5 million, will first be applied to redeem the Senior Floating Rate Notes, including premiums and fees of approximately $15.5 million, with the remaining proceeds of $215.2 million to be used to reduce borrowings outstanding under our revolving credit facility. In addition, we would have recognized a loss on early extinguishment of debt, net of tax, of $11.9 million related to the redemption of the Senior Floating Rate Notes.

        If additional notes are issued, we intend to use the additional net proceeds to repay borrowings outstanding under our revolving credit facility, reducing long-term debt and total capitalization by the same amount.

        Based on the December 31, 2005 interest rate of 10.46% on the Senior Floating Rate Notes and the December 31, 2005 interest rate of 5.3975% on the revolving credit facility, 2006 interest expense on the Senior Floating Rate Notes and revolving credit facility assumed to be repaid as of January 1, 2006 with the net proceeds from the offering would be approximately $29.5 million, assuming interest rates (and balances) were unchanged throughout the year. If interest rates were to increase during 2006, interest expense would have been higher. Assuming the $400.0 million offering had been consummated on January 1, 2006 (assuming an interest rate of 7%), interest expense on the notes would be approximately $28.5 million for 2006.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges(1):	—	—	—	—	—

(1)
Earnings (losses) were insufficient to cover fixed charges by $119.1 million, $104.8 million, $160.1 million, $60.3 million and $246.7 million in 2005, 2004, 2003, 2002 and 2001, respectively.

Unaudited Pro Forma Combined Statement of Operations

        The unaudited pro forma statement of operations gives effect to the merger with Great Lakes Chemical Corporation using the purchase method of accounting. The pro forma combined statement of operations gives effect to the merger as if it had occurred on January 1, 2005. The pro forma unaudited results of operations combine the historical results of operations of us and Great Lakes with the pro forma adjustments described below. The information should be read in conjunction with our historical financial statements, the related notes and other information contained elsewhere or incorporated by reference in this document. Certain items derived from Great Lakes' historical statement of operations have been reclassified to conform to the pro forma combined presentation.

        The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the merger been completed on January 1, 2005, nor does it give effect to any transaction other than the merger or to certain synergies and cost savings that may have been realized during the six month period prior to the actual merger. The total purchase price has been allocated to the acquired net tangible and intangible assets and assumed liabilities based upon valuations and estimates of fair value. The valuations and estimates utilized to determine the purchase price allocation are still subject to change. As of December 31, 2005, the purchase price allocation for a number of significant accounts, including property, plant and equipment, other intangibles, deferred taxes, pre-merger contingencies and cost in excess of acquired net assets has not been finalized because we have not fully completed the accumulation and review of the Great Lakes information related to these matters. We are also in the process of evaluating the deductibility for tax purposes of certain merger costs capitalized to goodwill associated with the merger. Plans have been developed to integrate the operations of the companies, which involved various additional costs including severance and other charges. Accordingly, the unaudited pro forma combined statement of operations does not purport to be indicative of what the actual results of operations would have been had the merger been completed on January 1, 2005, or the results of operations that may be achieved in the future. The foregoing matters could cause both our pro forma combined results of operations and our actual future results of operations to differ materially from those presented in the following unaudited pro forma combined statement of operations.

Unaudited Pro Forma Combined Statement of Operations
for the Year Ended December 31, 2005
(in millions, except per share data)

	Chemtura, as Reported	Great Lakes Historical Statement of Operations for the Six Months ended 6/30/05	Pro Forma Adjustments		Pro Forma Combined
Net sales	$2,986.6	$911.8	$—		$3,898.4
Cost of products sold	2,203.1	673.4	$(37.6	)(1)(2)(3)	2,838.9

Gross Profit	783.5	238.4	37.6		1,059.5
Selling, general and administrative	330.4	110.8	(0.5	)(1)	440.7
Depreciation and amortization	157.8	39.7	3.9	(4)(5)	201.5
Research and development	51.8	13.3	(0.1	)(1)	65.0
Equity income	(1.8)	(0.7)	—		(2.5)
Facility closures, severance and related costs	22.7	1.2	—		23.9
Antitrust costs	49.1	—	—		49.1
Merger costs	45.2	138.4	(138.4	)(6)	45.2
In-process research and development	73.3	—	(73.3	)(7)	—

Operating profit (loss)	54.9	(64.4)	246.0		236.5
Interest expense(8)	107.7	13.8	(4.4	)(9)	117.1
Loss on early extinguishment of debt	55.1	—	—		55.1
Other (income) expense, net	11.8	1.2	—		12.9

Earnings (loss) from continuing operations before income taxes	(119.7)	(79.4)	250.4		51.4
Income tax provision (benefit)	65.2	(3.8)	37.2	(10)	98.6

Earnings (loss) from continuing operations	$(184.9)	$(75.5)	$213.2		$(47.2)

Basic and Diluted Earnings (loss) per common share:
Earnings (loss) from continuing operations before cumulative effect of accounting change	$(1.04)				$(0.20)

Basic and diluted weighted average shares outstanding	178.4				235.9

(1)
Represents a reduction in pension expense, principally due to the elimination of the impact of amortization of historical gains and losses from Great Lakes' pre-merger net periodic benefit cost of $1.4 million for cost of products sold, $0.5 million for selling, general and administrative and $0.1 million for research and development.

(2)
Represents the impact of conforming Great Lakes' inventory variance capitalization policy to a consistently applied method utilized by the Company of $0.9 million.

(3)
Represents the reversal of the write-off of the purchase accounting inventory fair value adjustment of $37.1 million.

(4)
Represents the impact on depreciation expense of the fair value adjustment and change in the remaining useful lives of Great Lakes' property, plant and equipment of $5.3 million.

(5)
Represents the impact on amortization expense of the fair value adjustment and change in remaining useful lives of Great Lakes' intangible assets of $9.2 million.

(6)
Represents the reversal of merger-related expenses incurred by Great Lakes and recognized in their pre-merger operating results.

(7)
Represents the reversal of the write-off of acquired in-process research and development.

(8)
Actual interest expense in 2005 related to the Senior Floating Rate Notes and borrowings under the revolving credit facility, assumed to repaid as of January 1, 2005 with the proceeds from the offering, was approximately $29.0 million. Had the $400.0 million offering been consummated on January 1, 2005 (assuming an interest rate of 7%), interest expense would have been approximately $28.5 million. During 2005, interest rates on the Senior Floating Rate Notes ranged from 8.07% to 10.22% and interest rates on the borrowings under the revolving credit facility ranged from 2.48% to 7.75%.

Assuming a $400.0 million offering, a 1/8% increase or decrease in the interest rate would result in a $0.5 million increase or decrease, respectively, in annual interest expense. Assuming a $500.0 million offering, a 1/8% increase or decrease in the interest rate would result in a $0.6 million increase or decrease, respectively, in annual interest expense.

Assuming a 7% interest rate, a $25 million increase or decrease in the size of the offering would result in a $1.75 million increase or decrease, respectively, in annual interest expense.

(9)
Represents the impact on interest expense of amortization of the fair value adjustment to Great Lakes' long-term debt.

(10)
Represents tax expense attributable to pro forma adjustments based on the statutory tax rates of each applicable jurisdiction, after giving effect to an estimated $67 million of non-deductible merger costs.

Description of Notes

        The notes will be issued under an indenture (the "Indenture") to be dated as of            , 2006 by and among the Company, the Guarantors and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). The following summary of the Indenture does not include all of the information included in the Indenture and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture.

        Definitions of certain terms used in this section are set forth under "Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference. For purposes of this section, references to the "Company" include only Chemtura Corporation and not its Subsidiaries.

General

        The notes offered hereby are limited in aggregate principal amount to $400 million and will mature on June 1, 2016. We can issue an unlimited amount of additional notes in the future as part of the same series or as an additional series (including as a result of increasing the size of this offering). Any additional notes that we issue in the future will be identical in all respects to the notes that we are issuing now, except that notes issued in the future may have different issuance prices and will have different issuance dates. Our Board of Directors has approved a maximum offering of $500.0 million at this time.

        The notes will be issued in fully registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 thereof. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate office. Interest may be paid at the Trustee's corporate trust office, by check mailed to the registered address of the holders or by wire transfer if instructions therefor are furnished by a holder.

        Interest on the notes will accrue at the rate of            % per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2006. The Company will make each interest payment to the holders of record of the notes on the immediately preceding May 15 and November 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The Debt of the Company evidenced by the notes will rank senior in right of payment to all subordinated obligations of the Company and will rank pari passu in right of payment with all other existing or future unsubordinated Debt of the Company.

Guarantees

        The Guarantors will jointly and severally and unconditionally guarantee the Company's obligations under the Indenture and the notes on a senior unsecured basis. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a wholly-owned Subsidiary of the Company without limitation, or with other Persons subject to complying with any applicable terms and conditions set forth in the Indenture. See "Additional Subsidiary Guarantees." The Guarantee of a Guarantor will be automatically and unconditionally released and discharged upon any of the following:

  (1)
  in the event all of the Capital Stock of a Guarantor is sold by the Company or a Subsidiary of the Company, or a Guarantor is merged into another entity;

  (2)
  upon the legal or covenant defeasance of the notes as described under "Discharge, Defeasance and Covenant Defeasance";

  (3)
  upon the sale or other disposition of all or substantially all of the assets of such Guarantor;

  (4)
  if such Guarantor ceases to be a Subsidiary of the Company; or

  (5)
  upon the occurrence of the Fall-Away Event.

Make-Whole Redemption

        At any time and from time to time prior to the Maturity Date, the Company may, at its option, redeem all or any portion of the notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption.

Selection and Notice

        If fewer than all the notes issued under the Indenture are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest stops accruing on notes or portions of them called for redemption.

Change of Control

        Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to, but not including, the date of purchase.

        Within 30 days following the date upon which the Change of Control occurred, the Company must send a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

        Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, a Change of Control may constitute a default or an event of default under our Credit Agreement.

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to grant liens on its property and to engage in Sale/Leaseback Transactions may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Sinking Fund

        There will be no mandatory sinking fund payments for the notes.

Certain Covenants

Negative Pledge

        For so long as any of the notes are outstanding, the Company will not and will not permit any Subsidiary to create any Security Interest on any of its property or assets (including Capital Stock), whether owned on the date of the Indenture or thereafter acquired, to secure any Debt unless it shall secure equally and ratably with such Debt all notes then outstanding for so long as such obligation is so secured; provided that this covenant shall not hinder or prevent the sale of any property or assets of the Company (except in the case of a sale in connection with a transaction prohibited by the covenant described under the caption "Limitation on Sale/Leaseback Transactions") or hinder or prevent:

  (i)
  Security Interests existing on the date of initial issuance of the notes;

  (ii)
  Security Interests on any property, Capital Stock, or other assets existing at the time of acquisition thereof by the Company or any Subsidiary;

  (iii)
  Security Interests on property, Capital Stock, or other assets of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or other entity as an entirety or substantially as an entirety to the Company or any Subsidiary;

  (iv)
  Security Interests on property, Capital Stock, or other assets ("Secured Projects") acquired, constructed or improved by the Company or any Subsidiary after the initial issuance of the notes which are created or assumed contemporaneously with, or within 270 days after, such acquisition (or, in the case of property or other assets constructed or improved, within 270 days after the completion or commencement of commercial operation of such property or other assets, whichever is later) to secure or provide for the payment of any part of the purchase price of such property, Capital Stock, or other assets or cost of such construction or improvement; provided that if a commitment to so finance such a payment is obtained prior to or within such 270-day period and the related Security Interest is created within 90 days after the expiration of the 270-day period, the applicable Security Interest shall be deemed to be included in this clause (iv);

  (v)
  Security Interests securing Debt issued pursuant to a receivables facility or similar credit arrangement which provides for Debt issued by the Company or any Subsidiary thereunder and interest thereon and related obligations to be secured by a pledge of receivables of the Company or any Subsidiary in accordance with an indenture or other agreement;

  (vi)
  the granting of any security, whether by way of letter of credit, surety bond or otherwise, which is posted or granted pursuant to a court order or agreement with a third Person in the context of a dispute by the Company or any Subsidiary of the claims by a third Person purportedly arising in the ordinary course of business of, or incident to current construction by, the Company or any Subsidiary of the Company;

  (vii)
  the deposit of cash, letters of credit, surety bonds, labor and material bonds or any other security in connection with contracts (other than for the payment of Debt) or tenders in the ordinary course of business or to secure margin accounts in the ordinary course of business, workmen's compensation, surety or appeal bonds, costs of litigation required by law, public and statutory obligations, liens or claims whether arising at common law, equity or pursuant to statute whether incident to current construction or otherwise, including but not limited to mechanics', workmen's, carriers' and other similar liens;

  (viii)
  Security Interests securing Debt or other obligations of a Subsidiary owing to the Company or a wholly-owned Subsidiary;

  (ix)
  Security Interests on or other conveyances of property or other assets owned by the Company or any Subsidiary in favor of the United States of America or any State, territory or possession thereof (or the District of Columbia), the Government of Canada or any Province or Territory thereof or any member country in the European Union, or any department, agency, instrumentality or political subdivision of the United States of America or any State, territory or possession thereof (or the District of Columbia), the Government of Canada or any Province or Territory thereof or any member country in the European Union, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Security Interests; or

  (x)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses (i) to (ix), inclusive, without increase of the principal of the Debt secured thereby (plus the aggregate amount of premiums, costs and expenses paid or incurred in connection with such extension, renewal or replacement); provided, however, that such extension, renewal or replacement shall be limited to all or a part of the property or other assets which secured the Security Interest so extended, renewed or replaced (plus improvements on such property or other assets); and provided, further, that any Security Interest permitted by any of the foregoing clauses (i) to (ix), inclusive, of this covenant shall not extend to or cover any property of the Company or any Subsidiary other than the property specified in such clauses and improvements thereto.

        Notwithstanding the foregoing provisions or the provisions of the covenant described under the caption "Limitation on Sale/Leaseback Transactions," the Company or any Subsidiary may issue, incur, create, assume or guarantee Debt secured by Security Interests which would otherwise be subject to the foregoing restrictions and enter into any Sale/Leaseback Transaction that would otherwise be prohibited by the covenant described under the caption "Limitation on Sale/Leaseback Transactions" in an aggregate amount which, together (but without duplication) with (a) all other outstanding Debt of the Company and each Subsidiary or any of them which (if originally issued, incurred, created, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions after giving effect to the carveouts in (i) through (x) above, (b) the aggregate Attributable Debt of all such Sale/Leaseback Transactions of the Company and each Subsidiary or any of them at any one time outstanding (other than any Attributable Debt relating to Sale/Leaseback Transactions pursuant to, and in compliance with, the last sentence of the covenant described under the caption "Limitation on Sale/Leaseback Transactions") and (c) following a Fall-Away Event, the aggregate Debt of Subsidiaries of the Company outstanding pursuant to the second to last sentence of the "Limitation on Debt of Subsidiaries" covenant, does not at the time exceed 15% of Consolidated Net Tangible Assets of the Company. This 15% Consolidated Net Tangible Assets "basket" provision provides the Company and its Subsidiaries with capacity to incur secured debt and engage in Sale/Leaseback Transactions in addition to the capacity provided by the carveouts in clauses (i) through (x) above.

Limitation on Sale/Leaseback Transactions

        The Company shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Subsidiary would be entitled to create Security Interests on such property securing the Attributable Debt relating to such Sale/Leaseback Transaction without equally and ratably securing the notes pursuant to the covenant described under the caption "Negative Pledge" or (ii) the net cash proceeds received by the Company or any Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (which fair market value, in the case of any such Sale/Leaseback Transaction with net cash proceeds in excess of $10 million, shall be determined by the board of directors (or any duly authorized committee thereof) of the Company or, as the case may be, such Subsidiary) of such property and the Company or such Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to the retirement, within 180 days after the effective date of such Sale/Leaseback Transaction, of the notes or Debt of the Company ranking on a parity with the notes and owing to a Person other than the Company or any affiliate of the Company or to the construction or improvement of real property or personal property used in the ordinary course of business. These restrictions will not apply to transactions between the Company and a joint venture, partnership or other association or affiliation in which the Company has at least a 50% interest, directly or indirectly, entered into for operational or strategic reasons; provided, however that the aggregate Attributable Debt of all Sale/Leaseback Transactions of the Company and each Subsidiary or any of them incurred pursuant to this sentence does not at any one time in the aggregate exceed 15% of Consolidated Net Tangible Assets of the Company.

Limitation on Debt of Subsidiaries

        At all times following the occurrence of a Fall Away Event, the Company will not permit any Subsidiary of the Company to issue, incur, create, assume, or guarantee any Debt except for:

  (i)
  Debt secured by a Security Interest permitted as described under "—Certain Covenants—Negative Pledge" above;

  (ii)
  Debt of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or other entity as an entirety or substantially as an entirety to any Subsidiary of the Company;

  (iii)
  Debt of a Subsidiary of the Company with respect to which the proceeds are applied by such Subsidiary to acquire, construct or improve property, the majority of the Capital Stock of a Person, or other assets incurred after the initial issuance of the notes and contemporaneously with, or within 270 days after, such acquisition (or, in the case of property or other assets constructed or improved, within 270 days after the completion or commencement of commercial operation of such property or other assets, whichever is later);

  (iv)
  Debt of a Subsidiary of the Company owing to the Company or a wholly-owned Subsidiary of the Company; provided that if any person other than the Company or a wholly-owned Subsidiary of the Company owns or holds any such Debt, such Debt shall be deemed to be incurred as of the date such Debt becomes owned or held by such person and such incurrence shall not be permitted pursuant to this clause (4);

  (v)
  Debt of a non-Domestic Subsidiary with respect to which neither the Company nor any of its Domestic Subsidiaries has provided any guarantee or other credit support; and

  (vi)
  the extension, renewal or replacement (or successive extensions, renewals or replacements) by a Subsidiary of the Company, in whole or in part, of any Debt of such Subsidiary referred to in the foregoing clauses (i) to (v), inclusive, or the next sentence without increase of the principal of such Debt or change of the obligor or obligors with respect to such Debt (plus the aggregate amount of premiums, costs and expenses paid or incurred in connection with such extension, renewal or replacement).

        Notwithstanding the foregoing provisions, any Subsidiary of the Company may issue, incur, create, assume, or guarantee Debt that would otherwise be subject to the above restrictions in an aggregate principal amount that, together (but without duplication) with (a) all other Debt of the Company's Subsidiaries that would otherwise be subject to the foregoing restrictions after giving effect to the carveouts in clauses (i) through (vi) above and (b) the aggregate Debt and Attributable Debt of the Company and its Subsidiaries outstanding pursuant to the second paragraph of the "Negative Pledge" covenant (other than any Attributable Debt relating to Sale/Leaseback Transactions pursuant to, and in compliance with, the last sentence of the covenant described under the caption "Limitation on Sale/Leaseback Transactions"), does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company. This 15% Consolidated Net Tangible Assets "basket" provision provides the Company and its Subsidiaries with capacity to incur Subsidiary Debt in addition to the capacity provided by the carveouts in clauses (i) through (vi) above.

Additional Subsidiary Guarantees.

        At all times prior to the occurrence of a Fall-Away Event, if the Company or any of its Subsidiaries transfers or causes to be transferred any property, in one transaction or a series of related transactions, in excess of $500,000 to any Domestic Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall organize, acquire or otherwise invest in a Domestic Subsidiary having total assets with a fair market value in excess of $500,000, then such transferee or acquired or other Domestic Subsidiary shall:

  (1)
  execute and deliver, within 30 Business Days, to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture; and

  (2)
  deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture. Notwithstanding any other provision of this covenant, none of the Foreign Holding Companies, Crompton & Knowles Receivables Corporation and Assured Insurance Company will be a Guarantor unless such entity (i) engages in any business other than acting as a holding company for non-Domestic Subsidiaries of the Company (in the case of a Foreign Holding Company), owns any material assets or has any material liabilities other than in connection with its activities as a special purpose vehicle to facilitate a receivables securitization program of the Company or its Subsidiaries (in the case of Crompton & Knowles Receivables Corporation) or ceases to transact substantially all of its business as an insurance entity (in the case of Assured Insurance Company) or (ii) guarantees or otherwise becomes obligated with respect to or provides collateral for any other Debt of the Company or a Domestic Subsidiary of the Company.

Events of Default

        The Indenture will provide, with respect to the notes, that the following shall constitute Events of Default:

  (i)
  default in the payment of any interest upon any note, when the same becomes due and payable, continued for 30 days;

  (ii)
  default in the payment of the principal of or any premium on any note at its Maturity;

  (iii)
  default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the Indenture), continued for 90 days after written notice to the Company;

  (iv)
  default under any indenture or instrument evidencing or under which the Company or any Subsidiary has outstanding any Debt (other than an obligation payable on demand or maturing less than 12 months from the date such Debt is incurred) in any individual instance in excess of an amount equal to the greater of (a) 5% of Consolidated Shareholders' Equity or (b) $35 million, shall occur and be continuing and, if such Debt has not already matured in accordance with its terms, such Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration is not rescinded or annulled within 30 days after notice thereof shall have been given as provided in the Indenture, or default in any payment when due at final maturity of any such Debt, including any applicable grace period;

  (v)
  prior to a Fall-Away Event, a defeasance, or a covenant defeasance, the failure of a Guarantee by one or more Guarantors that, individually or in the aggregate, constitute a Significant Guarantor to be in full force and effect, or the denial or disaffirmance by such entity or entities thereof;

  (vi)
  failure to comply with the covenant described under the caption "Merger or Consolidation";

  (vii)
  failure to make a Change of Control Offer pursuant to the covenant described under the caption "Change of Control"; and

  (viii)
  certain events of bankruptcy, insolvency or reorganization.

        The Company is required to file with the Trustee, annually, an officer's certificate as to its compliance with all conditions and covenants under the Indenture. The Indenture will provide that the Trustee may withhold notice to the Holders of the notes of any default (except payment defaults on the notes) if it considers it in the interest of the Holders of the notes to do so.

        If an Event of Default listed in clause (i) or (ii) of the preceding paragraph with respect to the notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes may declare the notes due and payable immediately. If an Event of Default listed in clause (iii), (iv), (v), (vi) or (vii) of the preceding paragraph shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of all notes then outstanding may declare all the notes due and payable immediately. However, in either case the Holders of a majority (in the case of clauses (iii) through (v) of the preceding paragraph) or all (in the case of clauses (vi) or (vii) of the preceding paragraph) in principal amount of the notes of the series, by written notice to the Company and the Trustee, may, under certain circumstances, rescind and annul such declaration. If an Event of Default listed in clause (viii) of the preceding paragraph occurs and is continuing, then the notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the notes of the applicable series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.

        No Holder of notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

  (a)
  such Holder has previously given to the Trustee written notice of a continuing Event of Default,

  (b)
  the registered Holders of at least 25% in aggregate outstanding principal amount of the notes of the applicable series have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

  (c)
  the Trustee shall not have received from the registered Holders of a majority in aggregate outstanding principal amount of the notes of the applicable series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by the Holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.

Merger or Consolidation

        The Indenture will provide that the Company may not amalgamate or consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires or leases the assets of the Company substantially as an entirety is organized and existing under the laws of any United States jurisdiction, and assumes the Company's obligations on the notes and under the Indenture, and (ii) certain other conditions are met. In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any property or assets of the Company would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under "Negative Pledge" above without equally and ratably securing the notes or unless the notes are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

Modification or Waiver

        Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all outstanding notes that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each outstanding note affected thereby, among other things; (i) change the Stated Maturity of the principal of, or any installment of interest on, any such note; (ii) change the time at which any notes may or shall be redeemable or repayable; (iii) reduce the principal amount or the rate of interest on or any premium payable upon the redemption or repayment of any such note; (iv) reduce the amount of the principal of an original issue discount note that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) adversely affect any right of repayment at the option of the Holder of any such note; (vi) change the place or currency of payment of principal of, or any premium or interest on, any such note; (vii) reduce the above-stated percentage of Holders of notes necessary to modify or amend the Indenture or to consent to any waiver thereunder (including a waiver of certain defaults); (viii) release any Guarantee other than as provided for in the Indenture or modify any Guarantee in any manner adverse to the Holders in any material respect; or (ix) modify the foregoing requirements with certain exceptions.

        The Holders of a majority in aggregate principal amount of outstanding notes affected thereby have the right to waive compliance by the Company with certain covenants.

        Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of any Holder, for certain specified purposes, including the following: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company or a Guarantor for the benefit of the Holders; (iii) to add Events of Default for the benefit of the Holders; (iv) to secure the notes pursuant to the provisions described above under "Negative Pledge," "Limitation on Sale/Leaseback Transactions" and "Merger or Consolidation" or otherwise; (v) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (vi) to cure any ambiguity, defect, mistake or inconsistency in the Indenture or to conform the Indenture to the provisions of this Description of Notes that are intended to be a verbatim recitation of the provisions of the Indenture, provided such action does not materially adversely affect the interests of Holders, taken as a whole, in the good faith determination of the Board of Directors; (vii) to comply with any requirements of the SEC in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or (viii) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the notes, provided, however, such action shall not materially adversely affect the interests of any of the Holders, taken as a whole.

        The Indenture will provide that in determining whether the Holders of the requisite principal amount of the notes then outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder notes owned by the Company or any other obligor or affiliate of the Company or such other obligor shall be disregarded and not deemed to be Outstanding.

Discharge, Defeasance and Covenant Defeasance

        The Company may discharge certain obligations to Holders of notes which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such notes for principal (and premium, if any) and interest to the date of such deposit (if such notes have become due and payable) or to the Stated Maturity.

        The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the notes ("defeasance"). Such defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding notes and to have satisfied its other obligations under the Indenture with respect thereto, except for (i) the rights of Holders of the notes to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on the notes when such payments are due, (ii) the Company's obligations with respect to the notes relating to the issuance of temporary securities, the registration, transfer and exchange of notes, the replacement of mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency in the applicable place of payment, and the holding of money for security payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. The Company and its Subsidiaries may, at its option and at any time, elect to be released from its obligations with respect to certain covenants that are described in the Indenture (including those described under "Negative Pledge," "Limitation on Sale/Leaseback Transactions" and "Merger or Consolidation" above) ("covenant defeasance") and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such notes.

        In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders of such notes cash, Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay the principal of (and premium, if any) and interest on the notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in United States Dollars; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the Holders of such notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (iv) certain other conditions must be satisfied.

Resignation of Trustee

        The Trustee may resign or be removed with respect to the notes and a successor Trustee may be appointed to act with respect to the notes.

Payment and Paying Agents

        Principal, premium, if any, and interest, if any, on notes will be payable at an office or agency of the Trustee, except that at the option of the Company interest may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. Payment of any installment of interest on notes will be made to the

Person in whose name such note is registered at the close of business on the Regular Record Date for such interest.

        The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series.

Reports to Holders

        If and for so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any notes under the Indenture are outstanding, the Company shall file with the Commission and provide the Trustee and holders of notes under such Indenture with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. person subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

        At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any notes under the Indenture are outstanding, the Company will provide to the Trustee and the holders of notes:

  (A)
  within 90 days after the end of the Company's fiscal year, financial statements and a Management's Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K of the Company were the Company subject to an obligation to file such a report under the Exchange Act;

  (B)
  within 40 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, financial statements and a Management's Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in a Quarterly Report on Form 10-Q of the Company were the Company subject to an obligation to file such a report under the Exchange Act; and

  (C)
  within the time periods required by the Commission for issuers subject to the reporting requirements of Section 13(d) or 15(d) of the Exchange Act, the information that would be required to be filed with the Commission in Current Reports in Form 8-K (other than in respect of Items 1.01 (in the case of management compensation and similar agreements only), 2.02, 3.01, 3.02, 3.03, 5.03, 5.04, 5.05, 7.01 and 8.01 (or any successor items to such items) under Form 8-K) if the Company were subject to such reporting requirements;

provided, however, that the reports set forth in clauses (A), (B) and (C) above shall not be required to: (a) contain any certification required by any such form or the Sarbanes-Oxley Act of 2002, (b) include separate financial statements of any Guarantor or (c) include any exhibit; provided, further, that any exhibit that would be required to be filed pursuant to Item 9.01 under Form 8-K (or any successor item to such item) if the Company were subject to the reporting requirements of Section 13(d) or 15(d) of the Exchange Act shall be made available to the Trustee and any holder of notes upon request. Additionally, substantially concurrently with the delivery to the Trustee and the holders of the notes of the reports specified in (A), (B) and (C) above, the Company shall (i) post copies of such reports on its website and (ii) in the case of clauses (A) and (B) above, hold a conference call with holders of notes covering such matters as are reasonably customary for companies with publicly traded debt or equity securities.

Governing Law

        The Indenture and the notes will be governed by the internal laws of the State of New York, without reference to principles of conflicts of law.

Concerning the Trustee

        Wells Fargo Bank, N.A. will be the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the lesser of (i) the fair market value of the property being leased and (ii) the present value (discounted at the interest rate set forth or implicit in the terms of such transaction or, if not practicable to determine such rate, the interest rate per annum borne by the notes outstanding pursuant to the Indenture, compounded semi-annually, in either case as determined by the principal accounting or financial officer of the Company) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

  (2)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

  (3)
  any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

  (4)
  the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

  (5)
  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the total voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no Person or Group beneficially owns, directly or indirectly, 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in said aggregate amount of assets, all goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expenses and all other intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of the Company and its consolidated subsidiaries, computed in accordance with generally accepted accounting principles.

        "Consolidated Shareholders' Equity" means, at any date, the aggregate of the dollar amount of the outstanding preferred and common share capital of the Company, plus any outstanding warrants exercisable into shares, plus any outstanding debentures or other Debt which are convertible into shares at the option of the Company and which have no significant retraction privilege, plus or minus the amount, without duplication, of any reinvested earnings or deficit, plus any contributed surplus, plus or minus any cumulative translation adjustment, all as set forth in the most recent consolidated balance sheet of the Company.

        "Credit Agreement" means that certain Credit Agreement, dated as of July 1, 2005, amended and restated as of December 12, 2005, as further amended on December 31, 2005, among the Company, the guarantors named therein, the banks, financial institutions and other institutional lenders and issuers of letters of credit listed on Schedule I thereto, and Citibank, N.A., as agent for the lenders thereunder, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refinancings thereof.

        "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed. For the avoidance of doubt, "Debt" shall not include Attributable Debt.

        "Domestic Subsidiary" means any wholly owned Subsidiary of the Company organized under the laws of any state of the United States of America.

        "Fall-Away Event" shall be deemed to have occurred when:

  (1)
  all Debt of the Company's Subsidiaries then outstanding is permitted to be incurred at such time under the "Limitation of Debt of Subsidiaries" covenant assuming that such covenant is in full force and effect;

  (2)
  no default or event of default has occurred and is continuing;

  (3)
  all of the Great Lakes Guarantees are released or 80% or more of the Great Lakes Notes are no longer outstanding; and

  (4)
  the Company has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (1), (2) and (3) above are satisfied.

        "Foreign Holding Company" means each of: Crompton Europe Financial Services Company, Chemtura Holding Company, Inc., Crompton International Corporation, Crompton LLC, GLCC Mexico Holdings, Inc., Great Lakes Trading Company, Inc. and QO Chemicals, Inc.

        "Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the notes are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the notes are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

        "Great Lakes Guarantees" means the guarantees by the Company and certain of its Subsidiaries of the Great Lakes Notes.

        "Great Lakes Notes" means the 7% Notes due 2009 issued by Great Lakes Chemical Corporation outstanding on the Issue Date.

        "Guarantee" means a guarantee of the notes by a Guarantor.

        "Guarantor" means, as of the date of the Indenture, each Domestic Subsidiary as of such date other than the Foreign Holding Companies, Crompton & Knowles Receivables Corporation and Assured Insurance Company, and thereafter each additional Subsidiary of the Company that has provided a Guarantee in accordance with the terms of the Indenture, in each case until the Guarantee of any such Guarantor is released in accordance with the terms of the Indenture.

        "Holder" means a Person in whose name a note is registered on the Registrar's books.

        "Issue Date" means                    , 2006.

        "Make-Whole Amount" with respect to a note means an amount equal to the excess, if any, of (a) the present value of the remaining interest and principal payments due on such note (excluding any portion of such payments of interest accrued as of the redemption date) as if such note were redeemed on the Maturity Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such note. "Treasury Rate" with respect to a note means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of such note assuming that such note will be redeemed on the Maturity Date; provided, however, that if the Make-Whole Average Life of a note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Make-Whole Average Life" means, with respect to a note, the number of years (calculated to the nearest one-twelfth of a year) between the date of redemption of such note and the Maturity Date.

        "Make-Whole Price" means the sum of the outstanding principal amount of the notes to be redeemed plus the Make-Whole Amount of such notes.

        "Maturity," when used with respect to any note, means the date on which the principal of such note or an installment of principal becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity, on a Change of Control Payment Date, or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

        "Maturity Date" means June 1, 2016.

        "notes" means any notes issued by the Company under the Indenture dated                    , 2006.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person, other than (i) leases between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries and (ii) transactions providing for a lease for a term, including any renewal thereof, of not more than three years.

        "Security Interest" means any mortgage, pledge, lien, conditional sale or other title retention agreement, or other similar security interest.

        "Significant Guarantor" means one or more Guarantors that, individually or in the aggregate, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof, substituting "5 percent" for "10 percent" each place that it appears therein.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        Unless otherwise indicated in this "Description of Notes," all references to Subsidiaries shall mean Subsidiaries of the Company.

        "Trust Indenture Act" means the provisions of the Trust Indenture Act of 1939, as amended, and regulations thereunder.

        "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Book-Entry; Delivery and Form

        The certificates representing the notes will be issued in fully registered form without interest coupons.

        Notes will initially be represented by permanent global notes in fully registered form without interest coupons (each a "global note") and will be deposited with the Trustee as a custodian for The Depositary Trust Company ("DTC") and registered in the name of a nominee of such depositary.

The Global Notes

        We expect that pursuant to procedures established by DTC (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary, and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

        So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the Indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the notes.

        Payments of the principal of, premium (if any), interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee, or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the relevant Indenture.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under an Indenture, DTC will exchange the global notes for Certificated Securities, which it will distribute to its participants.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither us nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        Certificated Securities shall be issued in exchange for beneficial interests in the global notes (i) if requested by a holder of such interests in certain circumstances following an Event of Default or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days.

Material Federal Income Tax Considerations

        The following is a general discussion of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion applies only to a non-U.S. holder (as defined below) of a note that acquires the note pursuant to this offering at the initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the notes as capital assets for United States federal income tax purposes. Furthermore, this discussion does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under United States federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for United States federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell the notes under the constructive sale provisions of the Code and persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any United States federal estate or gift tax consequences or any state, local or foreign tax consequences. Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the notes.

        For purposes of this summary, the term "non-U.S. holder" means a beneficial owner of a note that is not, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (including any entity subject to tax as a corporation for United States federal income tax purposes) that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a United States person for United States federal income tax purposes, or (v) a partnership (including any entity treated as a partnership for United States federal income tax purposes).

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the notes should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

Non-U.S. Holders

Interest

        Subject to the discussion below concerning backup withholding, a non-U.S. holder generally will not be subject to United States federal income or withholding tax on payments of interest on the notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, and (C) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. holder provides its name and address, and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the note is a United States person.

        If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, but such non-U.S. holder cannot satisfy the other requirements outlined above, interest on the notes will generally be subject to United States withholding tax at a 30% rate (or a lower applicable treaty rate).

        If interest on the notes is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States, then the non-U.S. holder generally will be subject to United States federal income tax on such interest in the same manner as if such holder were a United States person and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). However, any such interest will not also be subject to withholding tax if the Non-U.S. holder delivers to us a properly executed Form W-8ECI in order to claim an exemption from withholding tax.

Disposition of the Notes

        Subject to the discussion below concerning backup withholding, a non-U.S. holder will not be subject to United States federal withholding tax with respect to gain recognized on the disposition of the notes. A non-U.S. holder will also generally not be subject to United States federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States, or (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied. In the case described above in (i), gain or loss recognized on the disposition of such notes will generally be subject to United States federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the notes, which may be offset by certain United States source capital losses.

Information Reporting and Backup Withholding

        A non-U.S. holder will generally be required to comply with certain certification procedures in order to establish that such holder is not a United States person in order to avoid backup withholding requirements with respect to payments of principal and interest on or the proceeds of a disposition of the notes. In addition, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of any interest paid to such non-U.S. holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder's United States federal income tax liability provided the required information is provided to the Internal Revenue Service.

Underwriting

        Under the terms and subject to the conditions contained in an underwriting agreement dated                        , 2006, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the following respective principal amounts of the notes:

Underwriter	Principal Amount
Credit Suisse Securities (USA) LLC	$
Citigroup Global Markets Inc.
ABN AMRO Incorporated
Banc of America Securities LLC
Greenwich Capital Markets, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC

Total		$400,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

        The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus. After the initial public offering the underwriters may change the public offering price.

        We estimate that our out of pocket expenses for this offering will be approximately $500,000.

        The notes are a new issue of securities with no established trading market. The underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any additional dollar-denominated debt securities issued or guaranteed by us and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus.

        The underwriters have represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

  (b)
  it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time,

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

        In the ordinary course of business, the underwriters, directly or through their affiliates, have engaged, and in the future may engage, in commercial banking, investment banking, advisory and/or consulting services with us and our affiliates, including acting as a lender under our credit facility, for which they have been or will be paid customary fees. Certain affiliates of the underwriters are lenders and agents under our revolving credit facility and will be receiving a portion of the proceeds of this offering in connection with our repayment of amounts outstanding thereunder. The underwriters may have held, may hold, and in the future may hold our securities for investment purposes in the ordinary course of business and therefore may hold Senior Floating Rate Notes that may be redeemed.

        In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

  •
  In passive market making, market makers in the notes who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of the notes until the time, if any, at which a stabilizing bid is made.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Legal Matters

        Certain legal matters with respect to the validity of the issuance of the notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission's website at http://www.sec.gov and under the heading "Investor Relations" on our corporate website at www.chemtura.com. Our common stock is listed and traded on the New York Stock Exchange, Inc., or the NYSE, under the trading symbol "CEM." Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

Incorporation by Reference

        The Commission allows "incorporation by reference" into this prospectus of information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the Commission subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. The documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2005, which we filed with the Commission on March 31, 2006;

  •
  our Current Reports on Form 8-K, which we filed with the Commission on January 26, February 2, February 15, February 21, March 7, March 9, March 20 and April 7, 2006; and

  •
  the financial statements included as Item 8 of Great Lakes Chemical Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, which Great Lakes filed with the Commission on March 4, 2005.

        We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Chemtura Corporation
199 Benson Road
Middlebury, Connecticut 06749
Attention: Investor Relations
Phone: (203) 573-2000

Prospectus

CHEMTURA CORPORATION

        We may offer, issue and sell from time to time senior debt securities and guarantees of debt securities by some of our subsidiaries.

        We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest.

        We may offer and sell these securities through one or more underwriters, dealers and agents, underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

        The applicable prospectus supplement or pricing supplement, as the case may be, for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is listed on the New York Stock Exchange under the trading symbol "CEM." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this prospectus April 19, 2006

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Chemtura," "we," "our," or "us" refer to Chemtura Corporation and its direct and indirect subsidiaries.

i

About This Prospectus

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell senior debt securities and guarantees of debt securities by some of our subsidiaries, as described in this prospectus, in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person is authorized to give any information or represent anything not contained in this prospectus, the documents incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. You may read and copy these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission's website at http://www.sec.gov and under the heading "Investor Relations" on our corporate website at www.chemtura.com. Our common stock is listed and traded on the New York Stock Exchange, Inc., or the NYSE, under the trading symbol "CEM." Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The Commission allows "incorporation by reference" into this prospectus of information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the Commission subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. The documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2005, which we filed with the Commission on March 31, 2006;

  •
  our Current Reports on Form 8-K, which we filed with the Commission on January 26, February 2, February 15, February 21, March 7, March 9, March 20 and April 7, 2006; and

  •
  the financial statements included as Item 8 of Great Lakes Chemical Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, which Great Lakes filed with the Commission on March 4, 2005.

        We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those

1

documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Chemtura Corporation
199 Benson Road
Middlebury, Connecticut 06749
Attention: Investor Relations
Phone: (203) 573-2000

2

Forward-Looking Statements

        This prospectus and the documents incorporated by reference herein include forward-looking statements. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  •
  general economic conditions;

  •
  significant international operations and interests;

  •
  the outcome and timing of antitrust investigations and related civil lawsuits to which we are subject;

  •
  the ability to obtain increases in selling prices;

  •
  the ability to retain sales volumes in the event of increasing selling prices;

  •
  the ability to absorb fixed cost overhead in the event of lower volumes;

  •
  pension and other post-retirement benefit plan assumptions;

  •
  the ability to recover lost volume in our non-flame retardant plastic additives business or execute other portions of the recovery plan for this business;

  •
  the ability to sustain our volumes or operating margins in our rubber additives business if new competitors or additional industry capacity develops in Asia;

  •
  the ability to sustain profitability in our crop protection business due to new generic competition, or the failure to secure new products and technology;

  •
  the ability to sell methyl bromide due to regulatory restrictions;

  •
  energy and raw material prices, availability and quality;

  •
  production capacity;

  •
  changes in interest rates and foreign currency exchange rates;

  •
  changes in technology, market demand and customer requirements;

  •
  the enactment of more stringent environmental laws and regulations;

  •
  the ability to achieve anticipated benefits from our merger with Great Lakes Chemical Corporation including costs savings and synergies;

  •
  the ability to realize expected cost savings under our cost-reduction initiatives, including Six Sigma and Lean Manufacturing;

  •
  the ability to successfully execute our portfolio divestiture plan;

  •
  the amount of any additional earn-out payments from General Electric Company from the sale of the OrganoSilicones business;

  •
  the ability to reduce our indebtedness levels;

  •
  the ability to achieve the integration of the former Great Lakes Chemical Corporation information systems and certain international systems with our existing enterprise-wide information systems; and

3

  •
  other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies.

        These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date of this prospectus, and we will not necessarily be updating such information.

4

Chemtura Corporation

        Chemtura Corporation ("Chemtura," "we," "us," "our" and "the Company") was established in connection with the merger of Crompton Corporation and Great Lakes Chemical Corporation on July 1, 2005. We are a global diversified producer of specialty chemicals (including agricultural chemicals) and polymer products and a leading U.S. supplier of home pool and spa chemicals. Our products are used in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods including electronics and industrial rubber, and home pool and spa chemical markets. Most of our chemical products are sold to industrial manufacturing customers for use as additives, ingredients or intermediates that add value to their end products. Our pool and spa chemicals are sold to dealers, distributors and major retailers. We manufacture and sell more than 3,500 products and formulations in over 100 countries, and we have approximately 6,600 employees worldwide. For the year ended December 31, 2005, we had net sales of $3.0 billion and an operating profit of $54.9 million.

        We were incorporated as a Delaware corporation on May 27, 1999, and the address of our principal executive office is 199 Benson Road, Middlebury, Connecticut 06749. Our telephone number is (203) 573-2000. Our internet address is www.chemtura.com. Chemtura.com is an interactive textual reference only, meaning that the information contained on the web site is not part of this prospectus by reference or otherwise.

Use of Proceeds

        Unless otherwise specified in connection with any particular offering of debt securities, we intend to use the net proceeds of any offering of securities sold for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement or pricing supplement, as the case may be, relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

5

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges(1):	—	—	—	—	—

(1)
Earnings (losses) were insufficient to cover fixed charges by $119.1 million, $104.8 million, $160.1 million, $60.3 million and $246.7 million in 2005, 2004, 2003, 2002 and 2001, respectively.

6

Description of Debt Securities

        We may offer debt securities that constitute our senior debt. We will issue any senior debt securities under the senior debt indenture to be entered into between us and Wells Fargo Bank, N.A., as trustee. This prospectus refers to Wells Fargo Bank, N.A. as the "trustee."

        A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by the applicable prospectus supplement or pricing supplement, as the case may be, and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement or pricing supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement or pricing supplement and to the following description.

General Terms of the Debt Securities

        The aggregate principal amount of senior debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

        Reference is made to the applicable prospectus supplement or pricing supplement, as the case may be, for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether securities issued by us will be entitled to any form of subsidiary guarantee;

  •
  whether debt securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption (including upon a change of control) or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  extent to which a secondary market for the securities is expected to develop;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms.

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may or may not be exchanged for fixed rate debt securities.

        United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or pricing supplement.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement or pricing supplement.

        Debt securities may be denominated in U.S. dollars or, if specified in the applicable prospectus supplement or pricing supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        Unless otherwise specified in connection with any particular offering of debt securities, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 thereof. Subject to the limitations provided in the indentures and in the applicable prospectus supplement or pricing supplement, as the case may be, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, City of New York, or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

8

Global Securities

        Unless otherwise specified in connection with any particular offering of debt securities, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or pricing supplement. Global securities will be issued in registered form and in either temporary or definitive form, as set forth in the applicable prospectus supplement or pricing supplement. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or pricing supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

9

Description of Guarantees of the Debt Securities

        If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

10

Legal Matters

        Unless otherwise specified in connection with any particular offering of debt securities, the validity of the securities offered by this prospectus will be passed upon for us by Lynn A. Schefsky, our general counsel, or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers, agents or remarketing firms, if any, that counsel will be named in the applicable prospectus supplement or pricing supplement, as the case may be.

Experts

        The consolidated financial statements and schedule of Chemtura Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Great Lakes Chemical Corporation appearing in Great Lakes Chemical Corporation's Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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$400,000,000

% Notes due 2016

PROSPECTUS SUPPLEMENT
, 2006

Credit Suisse	Citigroup
ABN AMRO Incorporated
Banc of America Securities LLC
Morgan Stanley
RBS Greenwich Capital
Wachovia Securities

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$53,500
Trustees' Fees and Expenses	16,000
Printing and Engraving Fees and Expenses	40,000
Accounting Fees and Expenses	90,000
Legal Fees	165,000
Miscellaneous	135,500

Total	$500,000

Item 15. Indemnification of Directors and Officers.

  The Delaware Corporations

        Delaware General Corporation Law.    Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Chemtura Corporation

        Certificate of Incorporation.    The certificate of incorporation provides that Chemtura shall, to the full extent permitted by the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by the DGCL.

  ASCK, Inc.; Great Lakes Chemical Global, Inc.; Recreational Water Products, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of each corporation provides that, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of Article Ninth shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        Bylaws.    Section 1 of Article VI of the Bylaws of each corporation provides that, to the maximum extent permitted by the provisions of the DGCL as from time to time amended, the corporation shall indemnify its currently acting and its former directors, officer, employees, and agents and those persons who, at the request of the corporation, served or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities. Section 2 of Article VI grants power to the Corporation to purchase and maintain insurance on behalf of such persons.

  Bio-Lab, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Bio-Lab, Inc. provides that the corporation shall, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, or a successor provision thereto, indemnify all persons whom it may indemnify pursuant thereto.

        Certificate of Amendment.    Article Twelfth of the Certificate of Amendment of Bio-Lab, Inc. provides that no director of the corporation shall be personally liable to Bio-Lab, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that Article Twelfth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Bio-Lab, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (as in effect and as hereafter amended), or (iv) for any transaction from which the director derived an improper personal benefit. Article Twelfth also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of Bio-Lab, Inc. shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor repeal of Article Twelfth nor the adoption of any provision of the certificate of incorporation inconsistent with Article Twelfth shall eliminate or reduce the effect of Article Twelfth in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

        Amended and Restated Bylaws.    See discussion of the bylaws above under "—ASCK, Inc."

  Crompton Colors Incorporated; Crompton Holding Corporation

        Certificate of Incorporation and By-laws.    Neither the Certificate of Incorporation nor the By-laws of Crompton Colors Incorporated and Crompton Holding Corporation contains provisions regarding the indemnification of directors and officers.

  Great Lakes Chemical Corporation

        Amended and Restated Certificate of Incorporation.    Article Ninth of the Amended and Restated Certificate of Incorporation of Great Lakes Chemical Corporation provides that the corporation shall indemnify the directors and officers to the fullest extent permitted by the DGCL. Directors of the corporation, to the fullest extent permitted by the DGCL, shall not be liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duty as a director.

        Amended and Restated Bylaws.    See discussion of the bylaws above under "—ASCK, Inc."

  HomeCare Labs, Inc.

        Fifth Amended and Restated Certificate of Incorporation.    Article Eleventh of the Fifth Amended and Restated Certificate of Incorporation of HomeCare Labs, Inc. provides that:

          a.     The corporation shall, to the fullest extend permitted by Section 145 of the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact the he is or was, or has agreed to become a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

          b.     Even if it is ultimately determined that a person identified above in Section (a) is not entitled to indemnification under Article Eleventh, the corporation may, but is not required to, pay the reasonable expenses (including attorneys' fees) in defending an action or proceeding in advance of the final disposition of such action or proceeding, upon receipt by the corporation of an undertaking by such person to repay such payment, which undertaking may be accepted by the corporation without reference to the financial ability of such person to make such repayment.

          c.     The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

          d.     The indemnification rights provided in Article Eleventh (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in Article Eleventh.

  Uniroyal Chemical Company Limited (Delaware)

        Certificate of Incorporation.    Article Seventh of the Certificate of Incorporation of Uniroyal Chemical Company provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper benefit. Any repeal or modification of Article Seventh by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

        Articles of Association.    Paragraph 140 of the Articles of Association of Uniroyal Chemical Company Limited (Delaware) provides for the indemnification of directors, managers, and other officers of the company against all costs, losses, and expenses which any such person may incur or become liable to by reason of any contract entered into, or act or thing done by him in his capacity, or in any way in the discharge of his duties, including traveling expenses. Paragraph 141 of the Articles of Association of Uniroyal Chemical Company Limited (Delaware) provides that no director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt of other act for conformity or for any loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any money, securities, or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of his office or in relation thereto, unless the same happen through his own dishonesty.

  The Delaware Limited Liability Companies

        Delaware Limited Liability Company Act.    Section 18-303(a) of the Delaware Limited Liability Company Act, or the DLLCA, provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  A & M Cleaning Products, LLC

        Certificate of Formation and Limited Liability Company Agreement.    Neither the Certificate of Formation nor the Limited Liability Company Act of A & M Cleaning Products, LLC contains provisions regarding the indemnification of members or managers.

  Biolab Textile Additives, LLC

        Limited Liability Company Agreement.    Section 3.4 of the Limited Liability Company Agreement of Biolab Textile Additives, LLC (formerly Callaway-FMC JV, L.L.C.) provides that the company shall defend, indemnify, hold harmless, release and discharge the members of the management committee, including the alternates, and members of any committee established by the management committee, against all actions, claims, demands, costs and liabilities arising out of the acts (or failure to act) of any such persons in good faith within the scope of their authority in the course of the company's business (including the negligence of such members and alternates), and such persons shall not be liable for any obligations, liabilities or commitments incurred by or on behalf of the company as a result of any such acts of failure to act for which they are indemnified. Section 3.9 provides that the company shall defend, indemnify, hold harmless, release and discharge the manager against any and all claims, losses, liability, damages and causes of action, whether based in tort, breach of contract or any other legal theory (to the extent that not paid by insurance), on account of taxes, liens, debts, personal injuries, death or damage to property and all other claims or demands of every character arising out of, in connection with, or as an incident to, any act or omission in connection with the manager's performance of his or her duties and responsibilities under the Limited Liability Company Agreement as the manager, including negligence (but not gross negligence or willful misconduct, except when such claims, losses, liabilities, damages and causes of action arise as a result of the manager's performance or omission in accordance with the instructions of the management committee given specifically with respect to the precise manner in which the manager is to perform the specified task) of the manager. Section 6.7 provides that any member whose action or inaction causes a termination of the company pursuant to Section 708(b)(1)(B) of the Internal Revenue Code prior to the time provided in the Limited Liability Company Agreement shall indemnify and hold harmless the other member from any and all incremental federal, state and local tax liability incurred by such other member as a result of the termination unless the member so affected agrees to waive Section 6.7.

  The Connecticut Corporation

        Connecticut Business Corporation Act.    Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act, or the CBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA. Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

        Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

  Naugatuck Treatment Company

        Certificate of Incorporation.    Article Fifth of the Certificate of Incorporation of Naugatuck Treatment Company provides that the corporation shall indemnify to the fullest extent permitted by Section 33-320 f the Stock Corporation Act (predecessor to the CBCA), as amended and supplemented, any and all persons whom it has power to indemnify under such section, against any and all expenses, liabilities and other matters referred to in or covered by Section 33-320 of the Stock Corporation Act.

  The Georgia Corporations

        Georgia Business Corporation Code.    Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2- 851 of the Georgia Business Corporation Code.

        Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        Subsection (c) of Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

  ASEPSIS, Inc.

        Bylaws.    Section 1 of Article VI of the Bylaws of ASEPSIS, Inc. provide that to the maximum extent permitted by the provisions of applicable law, the corporation shall indemnify its currently acting and its former directors, officer, employees, and agents and those persons who, at the request of the corporation, served or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities. Section 2 of Article VI grants power to the Corporation to purchase and maintain insurance on behalf of such persons.

  Kem Manufacturing Corporation

        Bylaws.    Section 1 of Article VI of the Bylaws of Kem Manufacturing Corporation provides that the corporation shall indemnify its currently acting and former directors, officers, employees, and agents and those persons who, at the request of the corporation, served or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities to the maximum extent permitted by the provisions of Title 14 of the Georgia Business Corporation Code as from time to time amended.

  The Indiana Corporations

        Indiana Corporation Law.    Chapter 37 of the Indiana Corporation Law states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful.

        Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described the Indiana Corporation Law, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law.

        A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent.

        The indemnification and advance for expenses provided for or authorized by the Indiana Corporations Law does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation or bylaws.

  ISCI, Inc.; WRL of Indiana, Inc.

        Certificate of Incorporation.    Section G of Article IX of the Certificate of Incorporation of ISCI, Inc. (formerly Inland Specialty Chemical Corporation) provides that the board of directors of the corporation may, at its discretion, indemnify any or all directors or officers or former directors or officers of the corporation, or any person who may have served, at the corporation's request, as a director or officer of another corporation in which the corporation owns shares of capital stock, or of which it is a creditor, against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceedings, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceedings to be liable for negligence or misconduct in the performance of duty.

        Bylaws.    Section 1 of Article VI of the Bylaws of ISCI, Inc. and WRL of Indiana, Inc. provides that, to the maximum extent permitted by the provisions of applicable law, the corporation shall indemnify its currently acting and its former directors, officers, employees, and agents and those persons who, at the request of the corporation, served or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities. Section 2 of Article VI grants power to the Corporation to purchase and maintain insurance on behalf of such persons.

  The Louisiana Corporation

        Louisiana Business Corporation Law.    Section 83A(1) of the Louisiana Business Corporation Law, or the LBCL, permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

        Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer: (i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the stockholders, or stock purchases or redemptions in violation of Louisiana law; or (iv) for any transaction from which the director or officer derived an improper personal benefit.

  Crompton Monochem, Inc.

        Articles of Incorporation.    Article V of the Articles of Incorporation of Crompton Monochem, Inc. provides that officers and directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for (1) any breach of his loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability for unlawful distributions of the corporation's assets to, or redemption or repurchase of the corporation's shares from, shareholders of the corporation, under and to the extent provided under the applicable provision of the LBCL, or (4) any transaction from which he derived an improper personal benefit. Additionally, the Articles of Incorporation indemnify its directors and officers to the fullest extent permitted by law against any expenses and costs, including attorneys' fees, incurred in connection with any threatened, pending or completed claim, action, suit or proceeding against such person or as to which such person is involved solely as a witness or required to give evidence.

        Bylaws.    Article VI of the Bylaws of Crompton Monochem, Inc. provides that the corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the provisions of the LBCL.

  Monochem, Inc.

        Neither the Articles of Incorporation nor the By-laws of Monochem, Inc. contain provisions regarding the indemnification of directors and officers.

  The Louisiana Limited Liability Company

        Section 1314 of the Louisiana Limited Liability Company Act, or the LLLCA, provides that members or managers of a limited liability company shall not be personally liable to the limited liability company or its members for monetary damages unless the member or manager acted in a grossly negligent manner, or engaged in conduct which demonstrates a greater disregard of the duty of care than gross negligence, including but not limited to intentional tortious conduct or intentional breach of his duty of loyalty. Section 1315 of the LLLCA provides that a limited liability company may (1) Eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty, and (2) Provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager; provided that no limited liability company shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

  Weber City Road LLC

        Articles of Organization.    Pursuant to Article 6 of the Articles of Organization of Weber City Road LLC, the members of the company claim the benefits of limitation of liability to the fullest extent allowed by law.

        Operating Agreement.    Section 14.3 of the Operating Agreement of Weber City Road LLC provides that the company may indemnify any person who was or is a party or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a member, officer, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe such conduct was unlawful.

  The Minnesota Corporation

        Minnesota Business Corporation Act.    Section 302A.521 of the Minnesota Business Corporation Act, or the MBCA, provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 of the MBCA (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

  GT Seed Treatment Inc.

        By-laws.    Section 4.02 of the By-laws of GT Seed Treatment Inc. provides for the indemnification any person who is or was a director, officer, agent or employee of the corporation and any person who serves a the corporation's request as a director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise. In case of a suit by or in the right of the corporation against such person, the corporation shall indemnify him for expenses (including attorneys' fees, but excluding amount paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such suit if such person is successful on the merits and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, such person shall not be indemnified in respect to any matter as to which he has been adjudged liable for negligence or misconduct unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that, despite the adjudication but in view of all of the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. In the case of a suit or other action, other than a suit by or in the right of the corporation, the corporation shall indemnify him for expenses, including attorneys' fees, amounts paid in settlement, judgments and fines if such person is successful on the merits and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. Whether a person satisfies the standard for indemnification will be determined by the a majority of directors, independent legal counsel or the shareholders.

  The New Jersey Corporation

        New Jersey Business Corporation Act.    Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act, or the NJBCA, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

        Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith; subsection (8) of Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

  Chemtura USA Corporation

        Certificate of Incorporation.    Article Five of the Certificate of Incorporation of Chemtura USA Corporation (formerly Crompton Manufacturing Company, Inc.) provides that the corporation shall have the power to indemnify every corporate agent to the full extent permitted by Section 3-5 of the NJBCA, and as otherwise permitted by law. Article IX of the By-Laws of Crompton Manufacturing Company, Inc. provides for the indemnification of each and every individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted under New Jersey law.

  The New York Corporation

        New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law, or the NYBCL, provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

  Enenco, Incorporated

        By-laws.    The By-Laws of Enenco, Incorporated provide that the corporation shall indemnify its directors and officers to the full extent permitted by the NYBCL.

  The New York Limited Liability Company

        New York Limited Liability Company Law.    Section 420 of the New York Limited Liability Company Law, or the NYLLCL, provides that subject to the standards and restrictions, if any, set forth in its operating agreement, a limited liability company may indemnify and advance expenses to any member, manager or other person, or any testator or intestate of such member, manager or other person. However, this power to indemnify does not exist in the case of actions against a member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled.

  Aqua Clear Industries, LLC

        Articles of Organization.    Article Seventh of the Articles of Organization of Aqua Clear Industries, LLC provides that the company has the power to indemnify all persons permitted to be indemnified pursuant to the NYLLCL to the full extent permitted by the NYLLCL.

        Operating Agreement.    Section 4.10 of the Operating Agreement of Aqua Clear Industries, LLC provides for the indemnification of managers and officers from and against all costs of defense (including reasonable fees), judgments, fines, and amounts paid in settlement suffered by the manager or officer because a manager or officer was made a party to an action or because the manager or officer is or was a manager or an officer of the company or an officer, director, partner, or manager of another person at the request of the company, and make advances for expenses to such mangers and officers with respect to such matters to the maximum extent permitted under applicable law.

  The Pennsylvania Corporation

        Pennsylvania Business Corporation Law.    Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law, or the PBCL, a corporation has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification will have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

        Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  CNK Chemical Realty Corporation

        Bylaws.    Article VI of the Bylaws of CNK Chemical Realty Corporation provides that CNK Chemical Realty Corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the provisions of the PBCL.

Item 16. List of Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CHEMTURA CORPORATION
By:	/s/ KAREN R. OSAR Name: Karen R. Osar Title: Executive Vice President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT L. WOOD Robert L. Wood	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 17, 2006
/s/ MICHAEL F. VAGNINI Michael F. Vagnini	Senior Vice President and Controller (Principal Accounting Officer)	April 17, 2006

/s/ NIGEL D.T. ANDREWS Nigel D.T. Andrews	Director	April 17, 2006
/s/ JAMES W. CROWNOVER James W. Crownover	Director	April 17, 2006
/s/ ROBERT A. FOX Robert A. Fox	Director	April 17, 2006
/s/ MARTIN M. HALE Martin M. Hale	Director	April 17, 2006
/s/ ROGER L. HEADRICK Roger L. Headrick	Co-lead Director	April 17, 2006
/s/ LEO I. HIGDON, JR. Leo I. Higdon, Jr.	Director	April 17, 2006
/s/ MACK G. NICHOLS Mack G. Nichols	Director	April 17, 2006
/s/ C. A. PICCOLO C. A. Piccolo	Co-lead Director	April 17, 2006
/s/ JAY D. PROOPS Jay D. Proops	Director	April 17, 2006
/s/ BRUCE F. WESSON Bruce F. Wesson	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

A & M CLEANING PRODUCTS, LLC
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARCUS MEADOWS-SMITH Marcus Meadows-Smith	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ BARRY J. SHAINMAN Barry J. Shainman	Secretary and Vice President, Bio-Lab, Inc. (Sole Member)	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

AQUA CLEAR INDUSTRIES, LLC
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARCUS MEADOWS-SMITH Marcus Meadows-Smith	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ BARRY J. SHAINMAN Barry J. Shainman	Secretary and Vice President, Bio-Lab, Inc. (Sole Member)	April 17, 2006

/s/ LYNN A. SCHEFSKY Lynn A Schefsky	Member, Board of Managers	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Member, Board of Managers	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

ASCK, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

ASEPSIS, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

BIOLAB TEXTILE ADDITIVES, LLC
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARCUS MEADOWS-SMITH Marcus Meadows-Smith	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ BARRY J. SHAINMAN Barry J. Shainman	Secretary and Vice President, Bio-Lab, Inc. (Sole Member)	April 17, 2006
/s/ LOU BOLOGNINI Lou Bolognini	Member, Management Committee	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

BIO-LAB, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ AMY J. YODER Amy J. Yoder	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CHEMTURA USA CORPORATION
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary and Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN W. STRATTON Alan W. Stratton	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CNK CHEMICAL REALTY CORPORATION
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CROMPTON COLORS INCORPORATED
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CROMPTON HOLDING CORPORATION
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

CROMPTON MONOCHEM, INC.
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN W. STRATTON Alan W. Stratton	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

ENENCO, INCORPORATED
By:	/s/ BARRY J. SHAINMAN
	Name:	Barry J. Shainman
	Title:	Secretary, Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM MURRELL William Murrell	President and Chairman of the Board of Directors (Principal Executive Officer)	April 17, 2006
/s/ MICHAEL F. VAGNINI Michael F. Vagnini	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ RICHARD KUHN Richard Kuhn	Director	April 17, 2006

/s/ BARRY J. SHAINMAN Barry J. Shainman	Director	April 17, 2006
/s/ MICHAEL F. VAGNINI Michael F. Vagnini	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

GREAT LAKES CHEMICAL CORPORATION
By:	/s/ BARRY J. SHAINMAN
	Name:	Barry J. Shainman
	Title:	Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ANNE P. NOONAN Anne P. Noonan	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

GREAT LAKES CHEMICAL GLOBAL, INC.
By:	/s/ BARRY J. SHAINMAN
	Name:	Barry J. Shainman
	Title:	Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ANNE P. NOONAN Anne P. Noonan	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

GT SEED TREATMENT, INC.
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

HOMECARE LABS, INC.
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

ISCI, INC.
By:	/s/ BARRY J. SHAINMAN
Name: Barry J. Shainman
Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ANNE P. NOONAN Anne P. Noonan	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

KEM MANUFACTURING CORPORATION
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary, Vice President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

/s/ BARRY J. SHAINMAN Barry J. Shainman	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

MONOCHEM, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN W. STRATTON Alan W. Stratton	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

NAUGATUCK TREATMENT COMPANY
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN W. STRATTON Alan W. Stratton	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

RECREATIONAL WATER PRODUCTS, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFKSY Eric C. Wisnefksy	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFKSY Eric C. Wisnefksy	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006

/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

WEBER CITY ROAD LLC
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ALAN W. STRATTON Alan W. Stratton	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFKSY Eric C. Wisnefksy	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ BARRY J. SAINMAN Barry J. Sainman	Vice President and Secretary, Chemtura USA Corporation (Sole Member)	April 17, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut on April 17, 2006.

WRL OF INDIANA, INC.
By:	/s/ BARRY J. SHAINMAN Name: Barry J. Shainman Title: Vice President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Lynn A. Schefsky as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above- described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ANNE P. NOONAN Anne P. Noonan	President (Principal Executive Officer)	April 17, 2006
/s/ ERIC C. WISNEFSKY Eric C. Wisnefsky	Treasurer (Principal Financial Officer)	April 17, 2006
/s/ KAREN R. OSAR Karen R. Osar	Director	April 17, 2006
/s/ LYNN A. SCHEFSKY Lynn A. Schefsky	Director	April 17, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for debt securities*
3.1
Amended and Restated Certificate of Incorporation of Chemtura Corporation, dated September 1, 1999 (Incorporated by reference to Exhibit 3(i)(a) to Chemtura's Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 27, 2002)
3.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chemtura Corporation, dated April 27, 2000 (Incorporated by reference to Exhibit 3(i)(b) to Chemtura's Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 27, 2002)
3.3
Certificate of Amendment and Amended and Restated Certificate of Incorporation of Chemtura Corporation, dated July 1, 2005 (Incorporated by reference to Exhibit 4.1 to Chemtura's Form 8-K, dated July 1, 2005, filed with the Commission on July 1, 2005)
3.4
Certificate of Change of Location of Registered Office and of Registered Agent of Chemtura Corporation, dated May 18, 2000 (Incorporated by reference to Exhibit 3(i)(c) to Chemtura's Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 27, 2002)
3.5	By-Laws of Chemtura Corporation (Incorporated by reference to Exhibit 3(ii) to Chemtura's Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 27, 2002)
4.1	Form of Indenture (filed herewith)
4.2	Form of Note (included in Exhibit 4.1)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith)
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (filed herewith)
23.1	Consent of KPMG LLP, independent registered public accounting firm (filed herewith)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (New York) (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages hereto)
25.1	Statement of Eligibility on Form T-1 of the Trustee under the Indenture (filed herewith)

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

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About This Prospectus Supplement
Forward-Looking Statements
Summary
Concurrent Transaction
Summary Historical and Pro Forma Financial Data
The Offering
Risk Factors
Use of Proceeds
Capitalization
Ratio of Earnings to Fixed Charges
Unaudited Pro Forma Combined Statement of Operations
Description of Notes
Material Federal Income Tax Considerations
Underwriting
Legal Matters
Where You Can Find More Information
Incorporation by Reference
About This Prospectus
Where You Can Find More Information
Forward-Looking Statements
Chemtura Corporation
Use of Proceeds
Ratio of Earnings to Fixed Charges
Description of Debt Securities
Description of Guarantees of the Debt Securities
Legal Matters
Experts
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. List of Exhibits.
  Item 17. Undertakings.
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EXHIBIT INDEX